UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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EVERTEC, Inc.
(Name of Registrant as Specified In Its Charter)
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2019 Proxy Statement and Notice of Annual Meeting of Stockholders

May 23, 2019

Evertec, Inc.
Road 176, Km. 1.3
San Juan, Puerto Rico 00926
April 9, 2019
Dear Stockholder:
On behalf of the Board of Directors and officers of Evertec, Inc., we are pleased to invite you to attend our 2019 Annual Meeting of Stockholders to be held at La Concha Resort—Del Mar Room,1077 Ashford Avenue, San Juan, Puerto Rico 00907 on Thursday, May 23, 2019 at 9:00 a.m. Atlantic Standard Time (the “Annual Meeting”).
At the Annual Meeting, you will be asked to vote on three proposals described in detail in the accompanying notice of the Annual Meeting and Proxy Statement. The Proxy Statement also contains other information that you should read and consider before voting.
Your vote is very important to us. Whether or not you expect to attend the Annual Meeting in person, please submit your proxy or voting instructions over the Internet, telephone, or by mail as soon as possible to ensure that your shares are represented at the Annual Meeting and your vote is properly recorded. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously submitted your proxy.

If you have any questions concerning the Annual Meeting, and you are the shareholder of record of your shares, please contact our Investor Relations department at IR@evertecinc.com or (787) 773-5442. If your shares are held by a broker or other nominee, please contact your broker or other nominee for questions concerning the Annual Meeting.
We look forward to seeing you at the Annual Meeting and appreciate your continued support.
Sincerely,

Frank G. D’Angelo Chairman of the Board of Directors	Morgan M. Schuessler, Jr. President and Chief Executive Officer

Evertec, Inc.
Road 176, Km. 1.3
San Juan, Puerto Rico 00926
NOTICE OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Thursday, May 23, 2019 at 9:00 a.m. Atlantic Standard Time

PLACE	La Concha Resort Del Mar Room 1077 Ashford Avenue San Juan, Puerto Rico 00907

ITEMS OF BUSINESS
To address the following proposals to be voted on at the 2019 Annual Meeting of Stockholders of Evertec, Inc. (the “Company”):
1. Election of Directors;
2. Advisory Vote on Executive Compensation; and
3. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.
Stockholders may also transact any other business that may be properly brought before the Company’s 2019 Annual Meeting of Stockholders or any adjournments or postponements thereof.

RECORD DATE
Close of business on March 28, 2019 (the “Record Date”).

Only stockholders of record as of the Record Date are entitled to notice of, and to vote at the Company’s 2019 Annual Meeting of Stockholders or at any adjournments or postponements thereof.

Your vote is important to us. Please exercise your stockholder right to vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING:
The Company’s Proxy Statement and Annual Report are available at www.proxyvote.com.

By Order of the Board of Directors,
Luis A. Rodríguez
General Counsel, Executive Vice President and Secretary of the Board of Directors
April 9, 2019

Evertec, Inc. - 2019 Proxy Statement     i

Evertec® and ATH® are trademarks of Evertec, Inc. or its subsidiaries in the United States of America and/or other countries.

ii   Evertec, Inc. - 2019 Proxy Statement

PROXY SUMMARY
Introduction
Please read the entire Proxy Statement, our Form 10-K for the year ended on December 31, 2018 and the Company’s Annual Report for the fiscal year ended on December 31, 2018 for complete information regarding the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), the proposals to be voted on at the Annual Meeting and our performance for the year ended on December 31, 2018. Except as otherwise indicated, or unless the context otherwise required, the terms “Evertec,” “we,” “us,” “our Company,” and “the Company” refer to Evertec, Inc. and its subsidiaries on a consolidated basis.
Annual Meeting Information

Date and Time: Thursday, May 23, 2019 9:00 a.m. (AST)	Location: La Concha Resort Del Mar Room 1077 Ashford Avenue San Juan, Puerto Rico 00907	Record Date: March 28, 2019
Voting Proposals
Cast Your Vote

QR Code	Internet	Phone	Mail	In Person
Scan this QR code with your phone to vote. You will need the 16-digit number included in your proxy card or notice.	Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 16-digit number included in your proxy card or notice.	Send your completed and signed proxy card to the address on your proxy card.	If you plan to vote in person, you will need to bring a photo ID and proof of your ownership of Evertec, Inc. stock as of the Record Date.

Evertec, Inc. - 2019 Proxy Statement     1

EXECUTIVE SUMMARY
For more information on the Company’s financial performance in 2018, please refer to our Annual Report on Form 10-K for the fiscal year ended on December 31, 2018.

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PROXY HIGHLIGHTS

Comprehensive review of our proxy statement disclosures, keeping with industry practices	Executed a new employment agreement with the President and Chief Executive Officer (the only executive officer with an employment agreement)

New section on the Company’s environmental, social and governance initiatives	Appointed Joaquín A. Castrillo as Executive Vice President and Chief Financial Officer

Adopted an Executive Severance Policy applicable to certain NEOs and other executive officers	Exceeded market performance from a closing share price of $13.65 at fiscal year end 2017 to a closing share price of $28.70 at fiscal year end 2018

CORPORATE GOVERNANCE HIGHLIGHTS
For more information, see the Corporate Governance section of this Proxy Statement.

Evertec, Inc. - 2019 Proxy Statement     3

RESULTS OF THE 2018 ADVISORY VOTE ON EXECUTIVE COMPENSATION

2018 EXECUTIVE COMPENSATION TARGET MIX
For more information, see the Compensation Discussion and Analysis section of this Proxy Statement.
The charts below set forth the compensation mix for the CEO and the average compensation mix for the rest of our NEOs during 2018:

2018 EXECUTIVE COMPENSATION SUMMARY FOR OUR NAMED EXECUTIVE OFFICERS
For more information, see the Compensation Discussion and Analysis section of this Proxy Statement.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-equity Incentive plan compensation ($)	All other compensation ($)	Total ($)
Morgan M. Schuessler, Jr. President and CEO	678,846	20,250	3,000,000	968,077	46,069	4,713,242
Peter J.S. Smith Former Executive Vice President and CFO (through September 6, 2018)	275,385	600	1,000,000	—	23,067	1,299,052
Joaquín A. Castrillo Executive Vice President and CFO (since September 7, 2018)	175,180	24,174	80,000	119,954	7,285	406,593
Luis A. Rodríguez Executive Vice President and General Counsel	285,000	8,550	525,000	281,966	13,681	1,114,197
Philip E. Steurer Executive Vice President and COO	327,692	13,750	525,000	306,687	—	1,173,129
Miguel Vizcarrondo Executive Vice President and Head of Payment Services—Puerto Rico & Caribbean, Business Solutions and Merchant Acquiring	309,000	12,875	525,000	311,543	22,616	1,181,034

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PROPOSAL 1: ELECTION OF DIRECTORS

Information About Director Nominees
The individuals identified below have been nominated to stand for election for a term that expires at the Company’s 2020 annual meeting of stockholders. Each of these individuals has consented to be named as a nominee in this Proxy Statement and to serve as a director until the expiration of his or her respective term and until such nominee’s successor has been duly elected or qualified or until the earlier resignation or removal of such nominee.

Frank G. D’Angelo	Morgan M. Schuessler, Jr.	Olga Botero
Age: 73	Age: 48	Age:55

Jorge A. Junquera	Iván Pagán	Aldo J. Polak
Age:70	Age: 60	Age: 44

Alan H. Schumacher	Brian J. Smith	Thomas W. Swidarski
Age: 72	Age: 63	Age: 60
All ages as of the Record Date.
Pursuant to the terms of our Stockholder Agreement by and among the Company, Popular, Inc. (“Popular”) and the other stockholders parties thereto, as amended (the “Stockholder Agreement”), as described in more detail in the “Certain Relationships and Related Transactions” section of this Proxy Statement, Popular has nominated Messrs. Iván Pagán and Aldo J. Polak as members of our Board of Directors (the “Board”). Ms. Teresita Loubriel and Mr. Néstor O. Rivera will not stand for re-election at the Annual Meeting. Except as described above, all other director nominees are currently on our Board. There are no family relationships between any current director, executive officer or director nominee.
Should any one or more of the nominees named in this Proxy Statement become unable to serve for any reason, the Board may designate substitute nominees, unless the Board by resolution provides for a lesser number of directors. In this event, the proxy holders will vote for the election of such substitute nominee or nominees.

Evertec, Inc. - 2019 Proxy Statement     5

The following is a summary of each director nominee’s principal occupation, experience and qualifications:

Frank G. D’Angelo. Mr. D’Angelo has been Chairman of the Board since February 2014 and a director since September 2013. He currently serves as Executive Vice President and President of NCR Banking and as Operating Partner in Hill Path, a private equity partnership. Mr. D’Angelo has over 40 years of experience in the financial services, digital banking and payments industries. He is a past chairman of the Electronic Funds Transfer Association and served on the Payments Advisory Council of the Federal Reserve Bank of Philadelphia, and currently serves as a director for Walsh University (Ohio).

Mr. D’Angelo’s experience in the financial services industry, as well as in operations and management, provides great value to our Board.

Morgan M. Schuessler, Jr. Mr. Schuessler has been a director and the Company’s President and Chief Executive President since April 2015. Previously, he served as President of International for Global Payments, Inc., overseeing the company’s business outside of the Americas, spanning 23 countries throughout Europe and Asia. Mr. Schuessler currently serves on the Dean’s Advisory Board of Emory University’s Goizueta Business School.

As a result of Mr. Schuessler’s 20 years of experience in the payments industry, he understands the Company’s main markets and has developed management and oversight skills that allow him to make significant contributions to the Board.

Olga Botero. Ms. Botero has been a director since September 2014. She is the founder and Managing Director of C&S Customer and Strategy, and has been a Senior Advisor to the Boston Consulting Group since 2011. She is the Co-Chair of the Woman Corporate Directors Foundation Colombia Chapter, and a fellow at the National Association of Corporate Directors’ (NACD) Board Leadership Fellow program.

Ms. Botero has over 25 years of experience in leadership roles in financial services, telecommunications and technology sectors globally. Her experience, her expertise in cybersecurity and technology, and her knowledge of Latin American markets are an asset to the Company.

Jorge A. Junquera. Mr. Junquera has been a director since April 2012. He has over 40 years of experience in the banking and financial services industries. Until his retirement in February 2015, Mr. Junquera was Vice Chairman of the Board of Directors of Popular. Prior to becoming Vice Chairman, he was Chief Financial Officer of Popular and Supervisor of Popular’s Financial Management Group. He currently serves as a director for Sacred Heart University (PR).

Mr. Junquera’s substantial experience managing financial institutions and serving on various boards of directors provides him with unique expertise and valuable perspective to assist the Board.

Iván Pagán. Until his recent retirement in February 2019, Mr. Pagán held various financial management and corporate development positions at Popular and Banco Popular de Puerto Rico. As Head of Corporate Development for 22 years, he managed mergers and acquisitions, divestitures, corporate reorganizations and strategic alliances for Popular, completing significant transactions in the United States, Latin America, Puerto Rico and the Caribbean. Mr. Pagán holds a BBA (Accounting) from the University of Puerto Rico and is a retired Certified Public Accountant.

Mr. Pagán’s substantial expertise in financial and M&A matters, experience in the Caribbean and Latin American markets, and knowledge of the Company’s operations will be an asset to the Board.

Aldo J. Polak. Mr. Polak is the Chief Development & Investment Officer at Cisneros, where he oversees the development of the portfolio businesses of the overall group and evaluates, recommends, and executes investment decisions.  Prior to Cisneros, he spent over 15 years as an investment banker in Wall Street, most recently heading the Latin America efforts at LionTree, a global investment and merchant banking firm.  He currently serves as a director for LatinoU and is also involved with Endeavor as a panelist and mentor to entrepreneurs.  Mr. Polak earned his MBA degree from Stanford University, and his MS Chemical Engineering and BS Chemistry degrees from UDELAR in Uruguay.

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Mr. Polak’s significant experience in M&A and corporate development, and his knowledge and contacts in Latin America shall provide great value to the Board.
Alan H. Schumacher. Mr. Schumacher has been a director since April 2013. For 23 years he worked at American National Can Corporation and American National Can Group, where he served as Executive Vice President and Chief Financial Officer from 1997 until his retirement in 2000, and Vice President, Controller and Chief Accounting Officer before then. He is a former member of the Federal Accounting Standards Advisory Board, and currently serves as a director of BlueLinx Holdings, Blue Bird Corporation and Warrior Met Coal.

Mr. Schumacher has substantial expertise in accounting, reporting, audit and financial matters and, as such, is able to provide valuable contributions to our Board in its oversight functions.

Brian J. Smith. Mr. Smith has been a director since February 2016. Mr. Smith is currently the President and Chief Operating Officer of The Coca-Cola Company. He has also held other strategic and management roles since joining The Coca-Cola Company in 1997, including serving as Group President of Europe, Middle East & Africa, and Latin America.

Like other members of the Board, Mr. Smith has substantial managerial experience in Latin America. His extensive expertise in management and corporate strategy makes him a valuable asset to the Company.

Thomas W. Swidarski. Mr. Swidarski has been a director since December 2014. He currently serves as Chief Executive Officer of The Telos Alliance, a global audio technology company. From 2006 to 2013, he was Chief Executive Officer and President of Diebold, Inc. Mr. Swidarski currently serves as a director of Altra Industrial Motion Corp. He is involved in many non-profit organizations and is a trustee for the University of Dayton.

Mr. Swidarski is a seasoned senior executive with deep industry knowledge. He brings significant international operating and management experience, which adds immense value to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE ELECTION OF EACH OF
THE COMPANY’S DIRECTOR NOMINEES LISTED ABOVE.

Evertec, Inc. - 2019 Proxy Statement     7

CORPORATE GOVERNANCE

Overview
The Company’s business affairs are conducted under the direction of the Company’s Board of Directors in accordance with the Puerto Rico General Corporation Act of 2009, as amended, the Company’s charter (the “Charter”), and Amended and Restated By-Laws (the “By-Laws”). Members of the Board are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Board Composition

Under the Company’s Charter, By-Laws and the Stockholder Agreement, the size of the Board is currently fixed at nine, with each director serving until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified. Below please find the current Board composition:

• Frank G. D’Angelo*	• Néstor O. Rivera†
• Morgan M. Schuessler, Jr.	• Alan H. Schumacher*
• Olga Botero*	• Brian J. Smith*
• Jorge A. Junquera*	• Thomas W. Swidarski*
• Teresita Loubriel*†

* The Board has determined that this director is independent. † This director will not stand for re-election at the Annual Meeting.

Mr. Schuessler has been the management director since April 1, 2015, and shall continue to be the management director for so long as he holds the office of Chief Executive Officer (“CEO”) of Evertec Group, LLC (“Evertec Group”). Pursuant to the Stockholder Agreement, Mr. Schuessler shall continue to be the management directors for so long as he holds the office of CEO of Evertec Group, after which the individual holding the office of CEO of Evertec Group will become the management director. For 2019 Popular has nominated Messrs. Iván Pagán and Aldo J. Polak to be elected to serve as directors until the Company’s 2020 annual meeting of stockholders and until their successors are duly elected and qualified. Ms. Loubriel and Mr. Rivera will not stand for re-election at the Annual Meeting.

7 of 9 directors are independent in compliance with NYSE rules	8 of 9 nominees are independent as determined by the Board

A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the New York Stock Exchange (“NYSE”) general independence standards. The Board has determined that seven of the nine directors serving as of the Record Date (Mmes. Botero and Loubriel, and Messrs. D’Angelo, Junquera, Schumacher, Smith and Swidarski), and Messrs. Pagán and Polak, Popular’s director nominees for the Annual Meeting, are independent in accordance NYSE general independence standards.

8   Evertec, Inc. - 2019 Proxy Statement

Below please find our current Board profile*:

44%
Tenure
56%

■ Over 5 Years of Service ■ 0-5 Years of Service

Diversity:

4	Hispanic
2	Women

Skills & Experience:

2	Former CFO of a Public Company
9	Senior Leadership Experience
5	FinTech Knowledge
5	LATAM Experience
9	Financial Literacy
7	Risk Management

* If our slate of nominees is elected during the Annual Meeting, the profile of our Board will be modified as follows: (a) Tenure: 33% of directors with over 5 years of service; and 67% directors with 0-5 years of service; (b) Diversity: 4 Hispanics and 1 woman; and (c) Skills and Experience: 2 former CFOs of a public company; 9 with senior leadership experience; 5 with FinTech knowledge; 7 with LATAM experience; 9 with financial literacy; and 6 with risk management experience.

Board Committees
The Board has four standing committees:
Our By-Laws provide that our Board may establish one or more additional committees. As of the Record Date, the Board has not established any additional committees besides those described in this Proxy Statement. Popular has the right to representation on each committee of the Board in the same proportion as the number of directors, if any, nominated by Popular out of the total number of directors—for so long as Popular owns, together with its affiliates, at least 5% of our outstanding common stock. Each of our Board committees acts pursuant to a written charter (as amended and restated) adopted by the Board. You may find copies of each charter publicly available on the Company’s website at http://ir.evertecinc.com/govdocs.

Evertec, Inc. - 2019 Proxy Statement     9

Each Board committee’s responsibilities include the following:

10   Evertec, Inc. - 2019 Proxy Statement

Director Qualifications

Under the Company’s Charter, By-Laws and the Stockholder Agreement, the size of the Board is currently fixed at nine. The Stockholder Agreement grants Popular director nominee rights and it provides that, unless otherwise prohibited by applicable law, regulation or the NYSE rules (including the independence requirements described above), Popular has the right to representation on each committee of the Board in the same proportion as the number of directors, if any, nominated by Popular out of the total number of directors—for so long as Popular owns, together with its affiliates, at least 5% of our outstanding common stock.
In making its recommendations of nominees to the Board, the Nominating and Corporate Governance Committee identifies candidates who meet the current challenges and needs of the Board. The Nominating and Corporate Governance Committee considers the following factors when determining whether a person is a candidate for nomination for election to the Board:
The Nominating and Corporate Governance Committee and the Board of Directors will evaluate recommendations for director nominees submitted by directors, management, professional search firms or stockholders in the same manner, using the criteria stated above. All director nominees must submit a completed form of directors’ and officers’ questionnaire, as well as a completed questionnaire to determine independence, financial literacy, risk management experience, and any possible conflict of interest in relation to the Company or its business as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.
In accordance with the Stockholder Agreement, if there are any vacancies on our Board, then a committee consisting of our entire Board (other than any directors who are to be replaced because Popular has lost the right to nominate them) has the right to nominate the individuals to fill such vacancies, which nominees must be reasonably acceptable to Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding common stock.

Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. In furtherance of that objective, the Board has separated the positions of Chairman and CEO, subject to any temporary combination of those roles in connection with a CEO transition. The Board believes that a separation of the positions is in the best interests of the Company as it allows the Board to properly ensure that our businesses and risks are properly and effectively managed.
Board and committee processes and procedures, including regular executive sessions of non-management directors and a regular review of the Company’s and our executive officers’ performance, provide substantial independent oversight of our management’s performance. The Board has the ability to change its structure, subject to any limitations under the Stockholder Agreement, should it deem a restructuring of the Board to be appropriate and in the best interests of the Company and its stockholders.

Evertec, Inc. - 2019 Proxy Statement     11

In the event a non-independent director serves as Chairperson of the Board, as per the Company’s Corporate Governance Guidelines (available on the Company’s website), the Board will appoint a lead independent director to serve as the liaison between the Chairperson and the independent and non-employee directors. For more information about our Corporate Governance Guidelines, please visit our website at http://ir.evertecinc.com/govdocs.

Chairman Duties
As an independent Chairman of the Board, Mr. D’Angelo leads the activities of the Board. As part of his duties and responsibilities, Mr. D’Angelo is charged with, among other matters:

•	Convening and presiding over all Board meetings

•	Setting the agenda for the Board, in conjunction with the CEO and the Corporate Secretary

•	Advising the CEO on Company strategy

•	Acting as liaison between non-management directors and management of the Company

Director Compensation

The Board’s Independent Director Compensation Policy (the “Compensation Policy”) has been designed to ensure that the Company attracts, retains and compensates skilled and experienced directors to serve on the Board. It is our Board’s policy that only non-employee directors who qualify as independent directors (as such determination is made by the Board in accordance with Section 303A.01 of the NYSE rules for listed companies) are eligible to receive compensation for their services. Pursuant to the Compensation Policy, our independent directors are compensated as follows:

Retainers	Chair		Member
Board Retainer
Annual Cash + Equity Compensation	$267,500	(1)	$192,500	(2)
Committee Retainers (in addition to Board compensation)
Audit Committee Cash	$25,000		$12,500
Compensation Committee Cash	$20,000		$10,000
Nominating and Corporate Governance Committee Cash	$10,000		$5,000
Information Technology Committee Cash	$10,000		$5,000
(1) Includes $120,000 paid in cash and $147,500 paid in equity, which represents 45% and 55% of the total Board retainer, respectively.
(2) Includes $82,500 paid in cash and $110,000 paid in equity, which represents 43% and 57% of the total member Board retainer, respectively.

Pursuant to the Compensation Policy, independent directors shall be paid a per meeting cash fee of $1,500 if the number of meetings in a year exceeds the threshold number of meetings established per committee. The threshold number of meeting after which the $1,500 meeting cash fee would apply are as set forth in the table below; in each case (i) per service year (i.e., as measured from one stockholder meeting to the next), and (ii) irrespective of whether the meetings are in person or via teleconference. During 2018, the Company did not pay any per meeting fees.

Board and Committee	Threshold Number of Meetings
Board	14
Audit Committee	14
Compensation Committee	10
Nominating and Corporate Governance Committee	8
Information Technology Committee	8

12   Evertec, Inc. - 2019 Proxy Statement

The following table shows the compensation earned by our non-employee directors for their services in 2018:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Frank G. D’Angelo	135,000	147,488	282,488
Olga Botero	97,500	109,993	207,493
Jorge A. Junquera	100,000	109,993	209,993
Teresita Loubriel	115,000	109,993	224,993
Néstor O. Rivera(3)	—	—	—
Brian J. Smith	105,000	109,993	214,993
Alan H. Schumacher	112,500	109,993	222,493
Thomas W. Swidarski	107,500	109,993	217,493

(1)	Includes the annual retainer amounts earned during 2018, pursuant to the Board’s Independent Director Compensation Policy, as discussed in this Proxy Statement.

(2)
Includes grants of Restricted Stock in accordance with the Board’s Independent Director Compensation Policy. The grant date fair value for awards granted to all directors was $21.85 per share, computed in accordance with FASB ASC Topic 718. For a discussion on assumptions made in the valuation of awards, refer to Note 16 of the Audited Consolidated Financial Statements included in the Company’s Annual Report. The number of outstanding RS held by our non-employee directors as of December 31, 2018 was as follows:

Name	Date of Grant: May 24, 2018 Equity (#)
Frank G. D’Angelo	6,750 RS
Olga Botero	5,034 RS
Jorge A. Junquera	5,034 RS
Teresita Loubriel	5,034 RS
Brian J. Smith	5,034 RS
Alan H. Schumacher	5,034 RS
Thomas W. Swidarski	5,034 RS

(3)
Mr. Rivera did not receive any compensation during fiscal year 2018, because it is the Board’s policy that only non-management independent directors, as such determination of independence shall be made by the Board from time to time, are eligible to receive compensation for their services.

In accordance with the above compensation structure, the Company granted Restricted Stock (“RS”) to the non-management independent directors, with vesting of the RS occurring on May 31, 2019. The non-management independent director shall be the record owner of the RS and, as record owner, shall be entitled to all rights of a stockholder including, but not limited to, the rights to vote and receive dividends. If a non-management independent director is appointed to the Board other than as a result of election or reelection at the Company’s annual meeting of stockholders, his or her award of restricted stock will be made as soon as practicable following such appointment. Other restrictions may apply as mentioned in the Stock Ownership Guidelines Section.

Director Attendance Matters
The Board’s operation and responsibilities are governed by the Charter, the By-Laws, the charters for the Board’s standing committees, Puerto Rico law and the Stockholder Agreement.
The Company does not have a formal policy with regard to Board member attendance at the Company’s annual meetings of stockholders. All directors are encouraged to attend each annual stockholders’ meeting to provide our stockholders with an opportunity to communicate with directors about issues affecting the Company; however, attendance is not mandatory. Last year, all of our directors standing for re-election at the Company’s 2018 annual meeting of stockholders attended the meeting, with the exception of Messrs. Rivera, Smith and Swidarski. As required by the Company’s By-Laws, the Board meets immediately after the Company’s annual stockholders’ meeting.
The Board met sixteen times during 2018 and none of our directors attended less than 75% of their Board and respective committee meetings.

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Each director’s attendance percentage for meetings of the Board and the committees on which he or she served during 2018 is listed below:

Director	Percentage
Frank G. D’Angelo	100%
Morgan M. Schuessler	100%
Olga Botero	100%
Jorge A. Junquera	100%
Teresita Loubriel	100%
Néstor O. Rivera	75%
Alan H. Schumacher	100%
Brian J. Smith	76%
Thomas W. Swidarski	85%

Indemnification of Directors and Officers
The Charter and By-Laws generally eliminate the personal liability of each of our directors for breaches of fiduciary duty as a director and indemnify directors and officers as described below.
Our Charter and By-Laws limit the liability of our directors to the maximum extent permitted by Puerto Rico law. However, if Puerto Rico law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of our directors will be limited or eliminated to the fullest extent permitted by Puerto Rico law, as so amended.
Our Charter and By-Laws provide that we will, from time to time, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and is involved in a suit or proceeding arising out of such position. We may, by action of our Board, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.
The right to be indemnified includes the right of an officer or a director to be paid expenses, including, without limitation, attorneys’ fees, in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such expenses if it is determined that the officer or director is not entitled to be indemnified.
Our Board may take certain action it deems necessary to carry out these indemnification provisions, including purchasing insurance policies. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our Charter and By-Laws inconsistent with these indemnification provisions, will eliminate, reduce or adversely affect any rights to indemnification relating to such person’s status or any activities prior to such amendment, repeal or adoption.
Our By-Laws provide that we may maintain insurance covering certain liabilities of our officers, directors, employees and agents, whether or not we would have the power or would be required under Puerto Rico law to indemnify them against such liabilities. We maintain a directors’ and officers’ liability insurance policy (“D&O Liability Insurance”) for the protection of our directors and certain of our officers.

We have entered into separate indemnification agreements with each of our directors in connection with his or her appointment to the Board. These indemnification agreements will require us to, among other things, indemnify our directors against liabilities that may arise by reason of their status or service as directors. We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors and officers. These indemnification agreements also require us to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified and to use reasonable efforts to cause our directors to be covered by our D&O Liability Insurance policy. A director is not entitled to indemnification by us under such agreements if (i) the director did not act in good faith and in a manner he or she deemed to be reasonable and consistent with, and not opposed to, our best interests; or (ii) with respect to any criminal action or proceeding, the director had reasonable cause to believe his or her conduct was unlawful.
To the best of our knowledge, currently there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

14   Evertec, Inc. - 2019 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that our directors, executive officers, and holders who own more than 10% percent of any registered class of the Company’s equity securities file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Reporting persons holding the Company’s stock are required by the Exchange Act to furnish the Company with copies of all Section 16(a) reports they file.
To the Company’s knowledge, based solely on the Company’s review of copies of these reports, and written representations from such reporting persons that no other reports were required, the Company believes that all filings required to be made by reporting persons holding the Company’s stock were correctly and timely filed for the fiscal year ended December 31, 2018 in accordance with Section 16A(a), except for one late filing by each of the following executive officers of the Company: Ms. Paola Pérez and Messrs. Carlos J. Ramírez, Morgan M. Schuessler, Jr., Philip E. Steurer, and Miguel Vizcarrondo in relation to the reporting of common stock withheld by the Company to pay the tax liability of such executive officer in connection with the vesting of restricted stock units granted.

Procedures for Communications with the Board
Stockholders and any interested party may communicate directly with the Board. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Communications to the Board should be sent to: Evertec, Inc., Board of Directors, care of the Corporate Secretary, Road 176, Km. 1.3, San Juan, Puerto Rico 00926. The process is also described at: http://ir.evertecinc.com/BoardofDirectors.

Risk Oversight
The Company has in place an Enterprise Risk Management Policy (the “ERM Policy”), the overall purpose and scope of which is the execution of risk management processes that provide for risk and exposure monitoring, the embedding or integration of risk management into all activities as an integral part of the Company’s business activities, and the development of comprehensive internal controls and assurance processes linked to key risks. As a result, the Company continuously implements risk management processes that ensure the Company complies with existing regulatory and industry standards, thereby protecting the value of the Evertec brand and reputation by applying a disciplined approach to risk management, governance and internal controls.
Our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. Among other areas, the Board is directly involved in overseeing risks related to the Company’s overall strategy, including product, go-to-market and sales strategy, executive officer succession, business continuity, crisis preparedness and corporate reputational risks. In addition, the Company, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints or concerns relating to any matter to encourage employees to report questionable activities directly to the Company’s senior management and the Audit Committee.
A Management Operating Committee (the “MOC”) that is comprised of members of senior management (including our CEO, Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), General Counsel, heads of our business segments and such other officers of the Company as the CEO deems necessary or advisable for the proper conduct of the business of the Company) was created to assist the Audit Committee with risk oversight responsibilities. The MOC delegates risk responsibilities throughout the Company through the Company’s Risk Officer, Risk Owners and Risk Working Groups in order to define the Company’s risk appetite through a combination of limits and tolerances, and ensure that processes are implemented to identify, measure and assess risks. The ERM Policy requires regular reporting to ensure proper documentation of the Company’s ERM activities. The Risk Officer has been delegated the primary responsibility of reporting risk summaries to the Audit Committee, and compiling an annual ERM report. Members of senior management also report information regarding the Company’s risk profile directly to the Board from time to time. The Board believes that the work undertaken by the Board, the Board’s committees, the MOC and the Company’s senior management team enables the Board to effectively oversee the Company’s risk management processes.

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Cybersecurity and Privacy

The Board has delegated to the Information Technology Committee the responsibility of exercising oversight with respect to the Company’s cybersecurity risk management and controls. As per said delegation, our COO and his staff updates the Information Technology Committee regularly regarding the Company’s cybersecurity program, including the Company’s monitoring, auditing, implementation, controls and procedures.

We have in place an Information Security Policy which has been aligned to comply with current cybersecurity regulatory requirements and with leading industry best practices to ensure the resiliency of Evertec’s infrastructure, at a level commensurate to the risk appetite of the organization, and in compliance with applicable provisions of the Gramm-Leach-Bliley Act (GLBA), Federal Financial Institutions Examination Council (FFIEC), Health Insurance Portability and Accountability Act (HIPAA), Sarbanes Oxley Act, New York Department of Financial Services (NYDFS) Cybersecurity Regulation, General Data Protection Regulations and Payment Card Industry Data Security Standards (PCI DSS), among others. The Board has appointed the Information Security Officer (ISO) as the organizational official responsible for establishing and maintaining the enterprise vision, strategy and program to ensure information assets are adequately protected.

Our commitment to our clients is to provide the highest quality payment processing services and solutions, adding value and efficiency to the institutions we serve. In doing so, we place the highest importance on respecting and protecting the privacy and confidentiality of the information that our clients share with us. That is why we have in place a privacy statement in our website www.evertecinc.com to help our customers understand what type of information is collected and also how we collect, use, share and protect personal identifiable information. For more information about our current privacy measures, please visit http://www.evertecinc.com/images/PrivacyPolicy.pdf.

Our Vision, Mission and Values

mission

We aspire to be the most innovative and reliable technology provider for the benefit of our customers, communities and shareholders.

vision

Technology that speaks your language.

our values

customer satisfaction

Our customers come first. They are the reason our company exists.

accountability

We are responsible. We are a diverse team who holds ourselves and each other accountable.

integrity

We always do the right thing. We adhere to the highest ethical standards.

proactivity

We anticipate. We prevent problems and seize opportunities before others.

sense of community

It is not just about us. We work for the good of our communities and our families.

innovation

We innovate. We celebrate change and look for better ways to do things.

passion

We are passionate about everything we do. We have fun and we want to win.

teamwork

We are a team with shared goals. We respect individual differences, believe in open communication and leverage our unique strengths.

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Code of Ethics

Evertec’s ethical principles of integrity, honesty and good faith provide the foundation for our ethical business practices and standards. We have adopted a Code of Ethics that applies to all our directors, officers and employees, including our CEO and CFO. Our Code of Ethics is published on our website at http://ir.evertecinc.com/govdocs. We intend to include on our website any amendments to, or waivers from, a provision of the Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller that relates to any element of the “code of ethics,” as defined by the SEC.

We also have in place a Code of Ethics for Service Providers which defines and reaffirms these high standards and helps our vendors and service providers to fully understand Evertec’s commitment to complying with all laws, rules and regulations applicable to the engaged service. When service providers make a commitment to work with Evertec, they also commit to maintaining the standards, ethical business practices and compliance requirements stated in our Code of Ethics for Service Providers. Our Code of Ethics for Service Providers is published on our website at http://ir.evertecinc.com/govdocs.

Environmental, Social and Governance (ESG) Matters

In February 2019 the Board amended the Charter of the Compensation Committee in order to, among other things, make it responsible for monitoring, reviewing and making recommendations on ESG matters. The Nominating and Corporate Governance Committee continues to have primary responsibility over corporate governance matters.

Environment. Through our environmental program named “Revolución Naranja” (which translates to “Orange Revolution”), we have demonstrated the strength of our commitment to the conservation of the environment. Created in 2007, the Revolución Naranja program is led by volunteer employees in Puerto Rico and Latin America that carry out strategic and educational activities aiming to promote environmental awareness, sustainability and waste reduction. Some of the recycling practices and green initiatives implemented in our facilities include the following: (i) hybrid Company vehicles, (ii) employee parking spaces reserved for hybrid vehicles, (iii) participation in initiatives such as the Global Recycling Day and the International Coastal Cleanup, and (iv) recycling center for employees for aluminum, plastic, cardboard, paper, electronics, clothing and cooking oil. The image below presents an estimate by our Revolución Naranja team of the possible reduction of our ecological footprint through the recycling of various materials and the implementation of eco-friendly initiatives:

Evertec, Inc. - 2019 Proxy Statement     17

As per Revolución Naranja’s estimates, the Company’s eco-friendly initiatives may have reduced our ecological footprint as follows: 3,551 trees; 14,373,677 water gallons; 1,162,737 pounds of wood; 1,102 tons of CO2; 1,182 square yards of landfill; and 1,558,559 kilowatt hours of electricity.

People & Culture. Our people are our most valued asset. Our corporate values are part of the workforce behaviors that drive our organizational culture. To attract, retain and develop the best employees is part of our strategy. We believe that to have a high-performance workforce we need to invest in their development. Evertec’s focus is in providing our employees with the tools to continue their development. In furtherance of this goal, we established Evertec University. Evertec University compiles in one platform all the learning opportunities we have available to our workforce, providing a curriculum composed of online classroom and external trainings. The vision of the university is to empower our employees to maximize their potential through different learning experiences and foster behavior that drives the Company’s organizational results.

Inclusion & Diversity. We promote diversity and inclusion as part of our formula for innovation. As such, we value diversity of ideas, thoughts and opinions. We embrace inclusion of our people, products and services, integrating diversity in our strategies and business decisions. The Company was included in the 2019 Bloomberg Gender-Equality Index (GEI) which distinguishes companies committed to transparency in gender reporting and advancing women’s equality. Also, we received the W Certified Company recognition for the second year in a row, as well as the 2020 Women on Board national award recognizing diversity and inclusion in companies where 20% or more of the positions of the Board of Directors are occupied by women. We believe in the integration and promotion of generational diversity as the key to achieving creative solutions that impact business results. For more information, please visit http://www.evertecinc.com/en-pr/about-us/diversity/.

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Social Responsibility. Our commitment to the wellbeing of the communities in which we operate characterizes and defines Evertec. Our social responsibility causes include support for education, community development and environmental conservation. Supporting our communities plays a major role throughout the Company and with all our employees. Our contribution can be expressed in various ways, from donations to charities, to the celebration of meaningful initiatives throughout the Company, such as Volunteer Day. In 2018 the Volunteer Day program exceeded our expectations, surpassing 2017’s results with over 870 participating volunteers—including employees, friends and family members—providing over 4,420 hours of volunteer service to 46 non-profit institutions throughout the 11 countries where our offices are located. Over 100 institutions have benefited from Evertec’s support in the 4 years that we have carried out this program. In 2018 our corporate contributions surpassed $926,000 in sponsorships and donations for non-profits whose mission is to support community development, children, environment and the arts, among others.

Through these initiatives, Evertec and its employees are leaving a deep impression in the societies of the countries where we operate. Being a responsible corporate citizen and encouraging employees to participate in community development initiatives are the cornerstones of our Social Responsibility Program. For more information, please visit http://www.evertecinc.com/en-pr/responsibility.

Education. For over three years Evertec has been committed to the education of our workforce and the communities we serve. Our Evertec Scholarship Program is available in the eleven countries where our offices are located and provides educational opportunities to students in the community, our employees and their children. Since the program began, we have granted 233 scholarships for a total investment of $346,000. We also support the CulturArte/Evertec Scholarship Program (the “Music Program”) that grants scholarships to students from the Puerto Rico Conservatory of Music, the most prestigious higher learning music institution in Puerto Rico. The Music Program has a total capital grant of $70,000 over 5 years.

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BIOGRAPHICAL INFORMATION OF OUR EXECUTIVE OFFICERS

Executive Officers

Mr. Schuessler joined the Company in April 2015 as our President and CEO. See “—Information About Director Nominees” for Mr. Schuessler’s biographical information.
Morgan M. Schuessler, Jr.
Age: 48

Mr. Castrillo is our Executive Vice President, Chief Financial Officer & Treasurer since 2018. He has worked at the Company since 2012 serving in roles of increasing responsibility. Prior to joining the Company, Mr. Castrillo was an Audit Manager in the Banking and Capital Markets group of PwC. Mr. Castrillo holds a B.B.A. with a double concentration in Finance and Accounting from Villanova University. He is also a Certified Public Accountant.

Joaquín A. Castrillo
Age: 36

Ms. Pérez is our Executive Vice President—People & Culture since February 2018. She joined the Company in 2011 as Director of Internal Audit. Before joining Evertec, Ms. Pérez worked at Chartis as an External Reporting Manager for the Latin America Region and PwC where she worked as a senior auditor. She obtained her Bachelor of Science in accounting from Fairfield University in May 2005 and is a Certified Public Accountant.

Paola Pérez
Age: 35

Mr. Ramírez is our Executive Vice President—Puerto Rico Sales. He joined the Company in April 2004 and became an Executive Vice President in 2012. Before joining the Company, Mr. Ramírez worked for 21 years at GM Group, Inc. holding various senior positions in product and sales management. Mr. Ramírez received his Bachelor of Science degree in Computer and Systems Engineering from Rensselaer Polytechnic Institute in New York.

Carlos J. Ramírez
Age: 57

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Mr. Rodríguez is our General Counsel and Executive Vice President—Legal, Compliance and Corporate Development since 2016. Prior to joining the Company in 2015, Mr. Rodríguez served as Executive Director at J.P. Morgan in New York. Mr. Rodríguez possesses a bachelor’s degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and holds a Juris Doctor from Stanford Law School.

Luis A. Rodríguez
Age: 41

Mr. Rospigliosi is our Executive Vice President—Product, Marketing & Innovation since April 2016. Before joining the Company, he served as Chief Risk Officer for Visa in Latin America and before that he was the Managing Director for Latin America at CyberSource, a Visa subsidiary. He graduated from the University of Lima with a bachelor’s degree in Business Administration and holds an MBA from the University of Texas in Austin.

Guillermo Rospigliosi
Age: 45

Mr. Steurer is our Executive Vice President & Chief Operating Officer since 2012. Before joining the Company, Mr. Steurer worked for over 11 years at First Data Corporation, where he last served as Senior Vice President, Latin America and Caribbean from 2003 to 2012. Mr. Steurer holds an MBA in Finance from Indiana University, and a Bachelor of Business Administration degree in Finance from the University of Notre Dame.

Philip E. Steurer
Age: 50

Mr. Vizcarrondo is our Executive Vice President—Payment Services Puerto Rico & Caribbean, Business Solutions & Merchant Acquiring. Prior to joining the Company in 2010, Mr. Vizcarrondo worked in Banco Popular de Puerto Rico for 14 years. Mr. Vizcarrondo holds a Bachelor of Science degree in Management, with a concentration in Finance, from Tulane University.

Miguel Vizcarrondo
Age: 45

All ages are as of the Record Date.

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview
Pursuant to Item 402 of Regulation S-K of the Exchange Act, stockholders are being asked to approve, on an advisory basis, the compensation of the NEOs, as set forth and discussed in the “Compensation Discussion & Analysis” (“CD&A”) section of this Proxy Statement, which includes the CD&A, compensation tables and related narrative discussion.
2018 was a strong year for our Company as we increased many of our key financial indicators compared to 2017, including but not limited to our revenues, adjusted EBIDTA, adjusted net income and diluted earnings per common share. Our executive compensation program is designed to attract, motivate and retain talented executive officers and is align their interest with the long-term interests of the Company’s stockholders.
Our compensation program:

•	compensates executive officers fairly and competitively, which promotes management stability and supports the short- and long-term well-being of the Company

•	rewards performance that meets or exceeds established goals

•	develops incentives to achieve a high level of performance while discouraging excessive risk-taking in the business
For more details of our compensation program, please refer to “Compensation Philosophy and Objectives” under the CD&A.
Because your vote is advisory, it will be non-binding on either the Board or the Company. However, your vote will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining future executive compensation arrangements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE APPROVAL OF OUR
EXECUTIVE COMPENSATION ON AN ADVISORY BASIS.

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COMPENSATION DISCUSSION AND ANALYSIS

Latest Developments

Exceeded market performance from a closing share price of $13.65 at fiscal year end 2017 to a closing share price of $28.70 at fiscal year end 2018	Appointed Joaquín A. Castrillo as Executive Vice President and Chief Financial Officer

Exceeded corporate performance metric related to the potential cash incentive for NEOs resulting in a financial payout score of 143%	Adopted an Executive Severance Policy applicable to certain NEOs and other executive officers

Revised our compensation peer group of companies	Adopted a Clawback Policy

Updated our performance-based and time-based compensation mix under the long-term incentive plan for 2019 to 65%/35% from 60%/40% for our CEO and 60%/40% from 50%/50% for the rest of the NEOs, respectively
Executed a new employment agreement with the President and Chief Executive Officer (the only executive officer with an employment agreement)

2018 Performance Highlights
We displayed strong commitments to our communities, our clients, our employees, and our stockholders during 2018. Some of the financial highlights for the fiscal year ended December 31, 2018 include:
For more information on the Company's financial performance in 2018, please refer to our Annual Report on Form 10-K  for the fiscal year ended on December 31, 2018.
For purposes of this discussion, “Adjusted Earnings per common share” is a supplemental measure of the Company’s performance; it is not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). It is not a measurement of the Company’s financial performance under GAAP, and should not be considered as an alternative to total revenue, net income or any other performance measure derived

Evertec, Inc. - 2019 Proxy Statement     23

in accordance with GAAP, or as an alternative to cash flows from operating activities, as an indicator of cash flow or as a measure of the Company’s liquidity. In addition to GAAP measures, management uses this non-GAAP measure to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations as it is frequently used by securities analysts, investors and other interested parties to evaluate companies in this industry. We define “EBITDA” as earnings before interest, taxes, depreciation and amortization and “Adjusted EBITDA” as EBITDA further adjusted to exclude unusual items and other adjustments. We define “Adjusted Net Income” as net income adjusted to exclude unusual items and other adjustments described below. We define “Adjusted Earnings per common share” as Adjusted Net Income divided by diluted shares outstanding. EBITDA, Adjusted EBITDA, and Adjusted Earnings per common share are not measurements of liquidity or financial performance under GAAP. For additional details, refer to our reconciliation of GAAP to non-GAAP results provided in the Company’s Form 10-K for year ending December 31, 2018.
Return to Stockholders*
The following graph shows a comparison from April 12, 2013 (the date our common stock commenced trading on the NYSE) through December 31, 2018 of the cumulative total return for our common stock, the S&P 500 Index and the S&P Technology Index. The graph assumes that $100 was invested on April 12, 2013 in our common stock and each index and that all dividends were reinvested.

$320
$295
$270
$245
$220
$195
$170
$145
$120
$95
$70
4/12/13
6/28/13
9/30/13
12/31/13
3/31/14
6/30/14
9/30/14
12/31/14
3/31/15
6/30/15
9/30/15
12/31/15
3/31/16
6/30/16
9/30/16
12/30/16
3/31/17
6/30/17
9/29/17
12/29/17
3/29/18
6/29/18
9/28/18
12/31/18
EVERTEC, Inc.
S&P 500
S&P Information Technology

* Historical stock price performance is not necessarily indicative of future stock price performance.

Outside Advisors
The Compensation Committee uses Frederic W. Cook & Co. (“F.W. Cook”) to assist it in its review of our entire executive compensation program. The Compensation Committee assessed the independence of F.W. Cook and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in applicable SEC and NYSE rules, and determined that F.W. Cook was independent.

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Executive Compensation Highlights
The Company’s intent is to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. Furthermore, Evertec’s compensation philosophy has been, and continues to be, to target the 25th percentile in our approved compensation peer group of companies in recognition of the size differentials that exist between Evertec and our compensation peer group companies, as well as the challenges in identifying good business matches within desired size parameters. Our compensation program for our NEOs consists of the following core elements:

Base Salary	w	Annual Cash Incentive	w	Long-Term Equity Incentives	w	Other Compensation
The charts below set forth the compensation mix for the CEO and the average compensation mix for the rest of our NEOs during 2018:

Named Executive Officers (NEOs)
The table below sets forth a list of our NEOs for 2018. All of our NEOs, except for Mr. Steurer, are employed by Evertec Group. Mr. Steurer is employed by Evertec USA, LLC (“Evertec USA”). All of our NEOs also serve in similar functions for the Company.

Name	Title
Morgan M. Schuessler, Jr.	President and Chief Executive Officer
Peter J.S. Smith	Former Executive Vice President and Chief Financial Officer (through September 6, 2018)
Joaquín A. Castrillo	Executive Vice President and Chief Financial Officer (since September 7, 2018)
Luis A. Rodríguez	Executive Vice President and General Counsel
Philip E. Steurer	Executive Vice President and Chief Operating Officer
Miguel Vizcarrondo	Executive Vice President and Head of Payment Services—Puerto Rico & Caribbean, Business Solutions and Merchant Acquiring

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Compensation Philosophy and Objectives
The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our general compensation philosophy and objectives. As part of its duties and responsibilities, the Compensation Committee determines our CEO’s compensation, approves the compensation of our other executive officers and directors, and administers our equity-based compensation plans, in which our NEOs may participate. The Compensation Committee is also charged with overseeing the risk assessment of our compensation arrangements applicable to our executive officers and other employees and reviewing and considering the relationship between risk management policies and practices, and compensation.
The Compensation Committee meets as often as necessary, but at least once annually. While ultimate responsibility for compensation recommendations rests with the Compensation Committee, it has the authority to hire a compensation consultant to assist it in fulfilling its duties. As previously noted, the Compensation Committee has engaged F.W. Cook to advise it in its fulfillment of its duties.
The Compensation Committee’s intent is to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. Furthermore, Evertec’s compensation philosophy has been and continues to be to target the 25th percentile of our approved compensation peer group in recognition of the size differentials that exist between Evertec and the compensation peer group companies, as well as the challenges in identifying good business matches within desired size parameters. Compensation for our NEOs has been designed to provide rewards commensurate with each NEO’s contribution.
This Compensation Discussion and Analysis (“CD&A”) reflects a discussion of our compensation objectives and philosophy, as well as the elements of our total NEO compensation packages including, but not limited to, information regarding certain compensation changes implemented for 2018.

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The Compensation Committee may conduct further review of the executive compensation philosophy and objectives from time to time and reserves the right to make changes to the executive compensation practices as it considers appropriate.

Say on Pay

The Board carefully considers the results of our stockholders’ advisory say-on-pay vote. Our stockholders continue to express support for the Company’s executive compensation program with the Company receiving approximately 87% advisory approval in 2018. In consideration of this continued support, the Board maintained the principal features and performance-based elements of the executive compensation program in 2018. At the Annual Meeting, the Company’s stockholders will again have the opportunity to approve Evertec’s executive compensation program through the advisory say-on-pay vote included as Proposal 2 in this Proxy Statement.

Role of Executive Officers in Compensation Decisions
Our CEO defines and recommends to the Compensation Committee the corporate and individual objectives for each of our other NEOs annually. The Compensation Committee has the authority to modify these objectives as it deems necessary and approve the final incentive opportunity which will be communicated by the CEO to such NEOs.
Our CEO reviews the performance of each of our other NEOs annually and formulates recommendations based on these reviews, including recommendations with respect to salary adjustments and annual incentive award target and actual payout amounts. These recommendations are presented to the Compensation Committee, which has the discretion to modify any recommended adjustments or awards to executives, including our NEOs.
The Compensation Committee has final approval over all compensation decisions for our NEOs and approves recommendations regarding cash and equity awards for all of our NEOs. Although the CEO is present to discuss recommendations pertaining to each of our other NEOs, our CEO is not permitted to attend those portions of meetings of the Compensation Committee during which the CEO’s performance and/or compensation is discussed, unless specifically invited by the Compensation Committee.

Competitive Compensation Practices
As part of the Company’s comprehensive review of its compensation programs and practices, the Compensation Committee, with the assistance of F.W. Cook, established an executive compensation peer group to assist in evaluating the competitiveness of NEO compensation in terms of both dollar opportunity and compensation structure and design.
In narrowing its focus of comparable companies for consideration, the Compensation Committee considered:

☑ the extent to which the peer companies compete with Evertec in one or more lines of business, for executive talent and for investors	☑ comparability of revenues, market capitalization, total assets and number of employees

☑ statistical reliability in terms of the total number of companies in the peer set	☑ “peer of peer” analysis

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The Compensation Committee used the following compensation peer group of companies to make its 2018 NEO compensation decisions (same peer group used in 2017):

ACI Worldwide	Jack Henry & Associates
Black Knight	MoneyGram International
Broadridge Financial Solutions	Total Systems Services
Cardtronics	Verifone
Euronet Worldwide	Worldpay (formerly Vantiv)
Everi Holdings	WEX
Global Payments
As a matter of good governance practice, the Compensation Committee is committed to periodically reviewing the list of peer companies to ensure the appropriateness of this group on an ongoing basis and make changes, if necessary. Such a review was conducted in the fall of 2018 with the assistance of F.W. Cook. As a result of this review, five (5) companies were removed (Broadridge Financial Solutions, Global Payments, Total Systems Services, Verifone and WorldPay (formerly Vantiv)) and three (3) companies were added to the list (Bottomline Technologies, EVO Payments and Q2 Holdings).This change was undertaken in order to improve our comparability with the peer group in terms of revenues, market capitalization, total assets and number of employees. Our current peer group includes the following companies:

ACI Worldwide	EVO Payments *New*
Bottomline Technologies *New*	Jack Henry & Associates
Black Knight	MoneyGram International
Cardtronics	Q2 Holdings *New*
Euronet Worldwide	WEX
Everi Holdings
Evertec’s compensation philosophy has been and continues to be to target the 25th percentile of the above peer group in recognition of the size differentials that exist between Evertec and the peer companies, as well as the challenges in identifying good business matches within the desired size parameters.
Given the Company’s location in Puerto Rico, the Compensation Committee must balance the challenges of attracting and retaining experienced local executive talent with talent from the mainland United States and elsewhere. To this end, the Compensation Committee also reviews from time to time the compensation data for several publicly-traded companies based in Puerto Rico (Popular, First BanCorp, OFC Bancorp and Triple-S Management) as additional reference points in an effort to monitor the local marketplace for executive talent.
The Compensation Committee’s access to competitive benchmarking is a critical element to understanding the current environment for executive talent. Along with other factors, this information enables the Compensation Committee to make well-informed decisions on recruitment and retention of key executives. F.W. Cook last prepared a benchmark compensation study on behalf of the Compensation Committee for NEOs in February of 2019, and for directors in July of 2017.

Elements of Compensation
The Compensation Committee believes the compensation packages provided to our executives, including our NEOs, should include both cash and equity-based incentives that reward performance against established business goals and that discourage management from taking unnecessary and/or excessive risks that may harm the Company. Our compensation program for our NEOs consists of the following core elements:

Base Salary	w	Annual Cash Incentive	w	Long-Term Equity Incentives	w	Other Compensation

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Base Salary
We provide our NEOs and other employees with a base salary to compensate them for services rendered during the year. This fixed element of our compensation program is determined for each executive based on position and scope of responsibility. Annual base salary for our NEOs is subject to review by the Compensation Committee for possible modification at the Board’s sole discretion. In reviewing base salaries, the Compensation Committee may consider, among other factors:

✓	changes in the executive’s individual responsibility
✓	analysis of the executive’s compensation both internally (i.e., relative to other Evertec officers) and externally (i.e., relative to similarly situated executives at peer companies)
✓	the executive’s individual performance
Having considered these factors, and to ensure that our total compensation packages are competitive with those provided by our peer companies and our competitors for top executive talent, and after consultation with F.W. Cook, the Compensation Committee approved the following base salaries for our NEOs for 2018:

NEOs	2018 Base Salary ($)	2017 Base Salary ($)	Percent Change
Morgan M. Schuessler, Jr.	700,000	675,000	3.70%
Peter J.S. Smith	400,000	400,000	—
Joaquín A. Castrillo*	285,000	*	*
Luis A. Rodríguez*	285,000	*	*
Philip E. Steurer	330,000	315,000	4.76%
Miguel Vizcarrondo	309,000	309,000	—
*Messrs. Castrillo and Rodríguez were not NEOs during fiscal year 2017.
In February 2019 the Compensation Committee approved base salary increases for Messrs. Castrillo, Rodríguez and Vizcarrondo to $325,000, $300,000 and $330,000, respectively. These salary increases shall be effective on July 1, 2019.

Annual Cash Incentive
Our Compensation Committee, with F.W. Cook’s recommendations, places considerable weight on the achievement of certain quantitative factors as reflected in the corporate component of the cash incentive under the Company’s annual cash incentive program, thus strengthening our commitment to a pay-for-performance compensation philosophy.
The target annual cash incentive as a percentage of salary is a mix between corporate performance, business metric (as applicable) and individual performance elements. For our CEO and CFO, the corporate and individual objective components were established at 90% and 10% of the overall cash incentive targets, respectively. For NEOs in charge of business segments, a business metric was established at 60%, and the corporate and individual components were established at 20% and 20% of the overall incentive targets, respectively. For NEOs with support functions (to which the business metric was not applicable), the corporate component and individual components were established at 75% and 25% of the overall cash incentive targets, respectively.
Under the annual cash incentive program, the Compensation Committee establishes specific performance objectives for the Company, as well as threshold, target and maximum levels based on actual achievement. The corporate component of the potential cash incentive was to be triggered if the Company achieved at least 95% of each of (i) our revenue (weighted at 40%) and (ii) Adjusted Net Income (weighted at 60%) targets for the fiscal year, with our NEOs receiving 50% of the corporate component at the 95% performance level, up to 150% of the corporate component at 110% of our targeted corporate metrics, with linear interpolation between the 95% and 110% performance levels.

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For 2018 the corporate performance metric was measured against the following goals:

Metric	Weight	Threshold (95%) (000's)	Target (100%) (000's)	Maximum (110%) (000's)
Revenues	40%	$405,714	$427,067	$469,774
Adjusted Net Income	60%	$98,712	$103,908	$114,299
The Company’s performance in those two metrics during 2018 was as follows:

Metric	Performance (000’s)	% Difference (Target)	Payment Score	Weighted Score
Revenues	$453,870	6.28%	131.38%	52.55%
Adjusted Net Income	$137,130	31.97%	150.00%	90.00%
CORPORATE PERFORMANCE METRIC PAYOUT SCORE:				143%
Furthermore, our NEOs were eligible to earn a cash incentive of 0% up to 150% of the individual component based on each executive’s individual performance, which is assessed and given a performance rating. If the NEO’s individual performance rating is “Below Minimum Acceptable Performance,” such NEO will not receive any portion of the annual cash incentive, regardless of the corporate component or business metric results. Other ratings for NEOs will result in the individual performance component to be modified by factors ranging from 50% for a rating of “Needs Development” up to 150% for a rating of “Exceptional Performance.”
The executive’s successful implementation and completion of audit observations, enterprise risk management action items and achievement of the financial budget are also considered as part of the actual cash incentive payout calculation.
The actual incentive payout for each of our NEOs for 2018 was as follows:

NEOs	Target Cash Incentive Percentage	Corporate Performance Percentage(1)	Business Metric Percentage(1)	Individual Performance Percentage(1)	Target Cash Incentive ($)	Actual Cash Incentive Payout ($)(1)
Morgan M. Schuessler, Jr.	100%	90%	—%	10%	700,000	968,077
Peter J.S. Smith	75%	90%	—%	10%	300,000	—	(2)
Joaquín A. Castrillo	75%	90%	—%	10%	213,750	119,594	(3)
Luis A. Rodríguez	75%	75%	—%	25%	213,750	281,966
Philip E. Steurer	75%	75%	—%	25%	247,500	306,687
Miguel Vizcarrondo	75%	20%	60%	20%	231,750	311,543

(1)	Includes adjustments in connection with budget, enterprise risk action plans and audit findings. Actual cash incentive payout per breakdown is as follows:

NEOs	Corporate ($)	Business ($)	Individual ($)
Morgan M. Schuessler, Jr.	898,077	—	70,000
Peter J.S. Smith	—	—	—
Joaquín A. Castrillo	274,234	—	21,375
Luis A. Rodríguez	228,529	—	53,438
Philip E. Steurer	264,612	—	42,075
Miguel Vizcarrondo	66,073	175,945	69,525

(2)
Mr. Smith resigned his employment with the Company effective September 6, 2018 and, therefore, was not eligible for non-equity incentive plan compensation during 2018, including his actual cash incentive payout.

(3)	Mr. Castrillo’s actual cash incentive payout was pro-rated to reflect his two base salaries during 2018 and his time serving as CFO of the Company.
In February 2019 the Compensation Committee reaffirmed the Company’s annual cash incentive program for the year 2019 without any modifications.

Long-Term Equity Incentives
In connection with our initial public offering, we adopted the Evertec, Inc. 2013 Equity Incentive Plan (the “2013 Plan”), under which stock options, restricted stock and other equity awards have been granted. The Compensation Committee has been delegated the responsibility to administer these plans. Our Compensation Committee believes that a long-term incentive design linked to strong pay-for-performance principles is

30   Evertec, Inc. - 2019 Proxy Statement

appropriate to ensure executive ownership and linkage to the long-term interests of Evertec stockholders. As a result, since 2015, our NEOs have been awarded grants of restricted stock units (“RSUs”) under the 2013 Plan. RSU awards provide for the grant of both performance-based and time-based RSUs designed for the dual purpose of serving as an incentive vehicle to help ensure that key employees are linked to the Company’s overall performance in future years and as a retention mechanism.
Following a comprehensive review of the Company’s long-term incentive plan, in 2016 the Compensation Committee established Adjusted EBITDA as the primary performance measure while maintaining focus on total stockholder return (“TSR”) through the use of a performance modifier. The TSR modifier adjusts the shares earned based on the core Adjusted EBITDA performance upwards or downwards (+/- 25%) based on the Company’s relative TSR at the end of the three-year performance period as compared to companies in the Russell 2000 Index. The Compensation Committee’s decision was influenced by the macroeconomic conditions currently present in Puerto Rico and a focus on placing more emphasis on operational performance that is within management’s control. The Compensation Committee has reviewed and discussed these metrics with F.W. Cook each year since its adoption and has determined that they continue to be appropriate for the Company under our compensation philosophy. For details on the reconciliation of our GAAP to non-GAAP results, please refer to results provided in the Company’s Form 10-K for year ending December 31, 2018.
All unvested RSUs granted to NEOs have dividend equivalent rights, which entitle the RSU holders to the same value per share as our stockholders for dividends declared between the date of the grant and the settlement date of the RSUs. Dividend equivalents are subject to the same terms and conditions as the corresponding unvested RSUs, and are accumulated and paid only upon the vesting and settlement the underlying RSUs.
RSU Distribution Mix
For 2018 the Compensation Committee approved grants of time-based RSUs and performance-based RSUs to its CEO and other NEOs, with the following distribution mix:
Performance-based RSUs
The Adjusted EBITDA performance measure was calculated for the one-year period commencing on January 1, 2018 and ending on December 31, 2018, relative to the goals set by the Compensation Committee for this same period. The EBIDTA RSUs are earned according to the table below, and are subject to a three-year service period before vesting measured from the date of the grant:

Performance Level(1)	Evertec 1-Year Adj. EBITDA for 2018 (amounts in millions)	Payout Percentage
Maximum	$196.4 or above	200%
Target	178.5	100%
Threshold	173.1	60%
Less Than	173.1	0
(1)Performance between levels is linearly interpolated.
As previously stated, the Company’s Adjusted EBIDTA for the one-year period that commenced on January 1, 2018 and ended on December 31, 2018 was $212.5 million.

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The earned number of EBITDA RSUs are then modified by relative TSR performance, which will continue to be measured against the Russell 2000 Index over a three-year period. The following table summarizes the relationship between the Company’s actual TSR performance when compared with the TSR performance of the members of the Russell 2000 Index and the associated modifier for the performance achieved:

Performance Level(1)	Company Percentile Rank vs. Russell 2000 Index	Relative TSR Multiplier
Maximum	75th Percentile or Above	1.25
Target	50th Percentile	1.00
Threshold	35th Percentile or Below	0.75
(1)     Performance between levels is linearly interpolated.
Time-based RSUs
The time-based RSUs granted to NEOs will vest in three equal installments on February 28, 2019, 2020 and 2021, provided that the NEO remains continuously employed with the Company during such time period except as otherwise set forth in the applicable award agreement.

Name	Long-Term Equity Incentive Total Award Value ($)	RSUs Granted
		Time-based (#)(1)	Performance-based (#)(2)	Total (#)
Morgan M. Schuessler, Jr.	3,000,000	74,074	99,667	173,741
Peter J.S. Smith*	1,000,000	30,864	27,685	58,549
Joaquín A. Castrillo	80,000	4,938	—	4,938
Luis A. Rodríguez	525,000	16,203	14,534	30,737
Philip E. Steurer	525,000	16,203	14,534	30,737
Miguel Vizcarrondo	525,000	16,203	14,534	30,737
* Mr. Smith’s 2018 stock awards were forfeited upon his employment resignation with the Company effective September 6, 2018.

(1)	As of the grant date, the closing common stock price was $16.20.

(2)	As of the grant date, the Monte Carlo simulation value for all executives was $18.06.
The actual number of RSUs granted for time-based RSUs was determined by dividing the award dollar value by the price of our common stock on the close of business of the date of grant. The actual number of RSUs granted for performance-based RSUs tied to Adjusted EBITDA with a TSR modifier was determined by dividing the award dollar value by a Monte Carlo simulation value that factors future stock prices for the Company and companies in the Russell 2000 Index.
RSU Awards with Performance Periods that Concluded in 2018
In 2015 the Compensation Committee approved grants of performance-based awards to certain NEOs (the “2015 Performance-Based RSU Awards”). Pursuant to the 2015 Performance-Based RSU Awards, the participating NEOs were eligible to earn the awarded RSUs only to the extent that performance was achieved against certain pre-established goals and vesting upon the culmination of a three year performance period that ended on January 1, 2018, provided that the NEO remained employed with the Company during such period of time except as otherwise set forth in the applicable award agreement.
The 2015 Performance-Based RSU Awards were awarded into two equal, independent parts, subject to two separate performance metrics: (i) 50% with a relative TSR goal (the “TSR Portion”); and (ii) 50% with a cumulative compound annual growth rate (“CAGR”) of diluted earnings per share (“EPS”) goal (the “EPS Portion”). For the TSR Portion, the performance metrics and associated payout levels for performance achieved were as follows:

Performance Level	Company Percentile Rank vs. Russell 2000 Index	Payout Percentage
Maximum	75th Percentile or Above	200%
Target	50th Percentile	100%
Threshold	35th Percentile	50%
Below Threshold	Less than 35th Percentile	0%

32   Evertec, Inc. - 2019 Proxy Statement

For the EPS Portion, the performance metrics and the associated payout levels for performance were as follows:

Performance Level	Cumulative CAGR of Diluted EPS		Payout Percentage
Maximum	9.0%	$5.75	200%
Target	5.50%	$5.38	100%
Threshold	3.70%	$5.20	50%
Below Threshold	Less than 3.70%	Less than $5.20	0%
Upon the culmination of the performance period it was determined that the performance metrics of the 2015 Performance-Based RSU Awards were not met and, thus, the underlying RSUs did not vest and were subsequently forfeited.
2019 Awards
For 2019 the Compensation Committee reaffirmed using an Adjusted EBITDA target with the TSR Modifier for the performance-based RSUs. The Adjusted EBITDA performance measure for 2019 shall be calculated for the one-year period commencing on January 1, 2019 and ending on December 31, 2019, relative to the goals set by the Compensation Committee for this same period. Similar to 2018, the EBIDTA RSUs are earned according to performance level targets and are also subject to a three-year service period before vesting measured from the date of the grant.

As in 2018, the earned number of EBITDA RSUs will then be modified by relative TSR performance, which will continue to be measured against the Russell 2000 Index over a three-year period. For 2019 the Compensation Committee approved grants of time-based RSUs and performance-based RSUs to its CEO and other NEOs, with the following distribution mixes:

Name	Total Award Value ($)	RSUs Granted
		Time-based (#)(1)	Performance-based (#)(2)	Total (#)
Morgan M. Schuessler, Jr.	3,000,000	35,775	60,615	96,390
Joaquín A. Castrillo	600,000	8,177	11,190	19,367
Luis A. Rodríguez	525,000	7,155	9,791	16,946
Philip E. Steurer	525,000	7,155	9,791	16,946
Miguel Vizcarrondo	525,000	7,155	9,791	16,946

(1)	As of the grant date, the closing common stock price was $29.35.

(2)	As of the grant date, the Monte Carlo simulation value for all executives was $32.17.

Evertec, Inc. - 2019 Proxy Statement     33

Other Compensation
Christmas Bonus
In 2018 each NEO received a Christmas bonus. As a general rule, Puerto Rico law requires companies to provide employees who worked more than 700 hours in a year an amount not less than $600 as a Christmas bonus, which must be paid on or before the 15th day of December of the applicable year. In 2018 our practice was to pay a Christmas bonus to employees in Puerto Rico in an amount equivalent to 4.17% of the employee’s base salary for employees hired before October 29, 2012 and 3.00% of the employee’s base salary for employees hired after this date. Even though Mr. Steurer (formerly employed by Evertec Group) is currently employed by Evertec USA, which is not subject to Puerto Rico employment law requirements, the Company has decided to honor the Christmas bonus payment as a benefit for Mr. Steurer, and elected to pay him a Christmas bonus.
Benefits and Perquisites
Our NEOs participate in the same benefit programs as the rest of our general employee population. These benefits include health insurance coverage, short- and long-term disability insurance, and life insurance, among others. In addition, in order to better enable us to attract, retain and motivate employees in key positions, we provide limited perquisites to our NEOs to assist them in carrying out their duties and increasing productivity. We believe these perquisites, which do not constitute a significant portion of our NEOs’ total compensation package, are reasonable, customary with local practice, and consistent with our overall compensation philosophy. These perquisites may included the use of Company-owned automobiles and club membership fees for certain of our NEOs, entertainment tickets and tickets to Company-sponsored events for NEOs and a guest, corporate gifts under $200, the incremental cost of travel expenses for the spouses of NEOs for corporate events outside Puerto Rico, and executive assistance for personal matters which may represent no more than 15% of the NEO’s executive assistant's time, if applicable, for which there is no incremental cost to the Company.
Most of our NEOs, as well as all other Evertec Group employees, were eligible to participate in the Evertec Group Savings and Investment Plan in 2018. This plan is a tax-qualified retirement savings plan (similar to a 401(k) plan) to which all of our Puerto Rico employees were able to contribute up to $15,000 in 2018 on a pre-tax basis - and up to 10% after tax - of their total annual compensation. We match 50% of the employee contributions up to 3% of base salary. All matching contributions to the Evertec Group Savings and Investment Plan vest 20% each year over a five-year period. In 2018 Mr. Steurer was the only NEO not to participate in the Evertec Group Savings and Investment Plan.

Tax Deductibility of Executive Compensation
The Compensation Committee intends that all applicable compensation payable for NEOs be deductible for income tax purposes, unless there are valid compensatory reasons for paying non-deductible amounts in order to ensure competitive levels of total compensation. For 2018 the Company was not subject to the limitations of Section 162(m) of the U.S. Internal Revenue Code.

Stock Ownership Guidelines
The Stock Ownership Guidelines for directors, NEOs and certain other key employees of the Company, as adopted by our Compensation Committee, were established to align the financial interest of the directors and certain officers of the Company with those of the Company’s stockholders. The guidelines provide for ownership levels to be based on the fair market value of the Company’s common stock.
Furthermore, the Compensation Committee believes that the investment community values stock ownership by the Company’s directors and NEOs and that share ownership demonstrates a commitment to and belief in the long-term profitability of the Company.

34   Evertec, Inc. - 2019 Proxy Statement

Our NEOs, other key officers and directors are generally subject to the following ownership guidelines:

Designated Owner	Ownership Level*
Non-Employee Independent Directors	5 times annual cash retainer
Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	1 times annual base salary
*The Designated Owner has 5 years to achieve his or her applicable ownership level.

Anti-Pledging and Anti-Hedging Policies
Pursuant to our Insider Trading Policy, none of our directors, executives or employees may engage in speculative transactions in Evertec securities and other transactions that may otherwise give the appearance of impropriety, including pledging Evertec securities as margin call or as collateral for a loan. Any exception with respect to this prohibition must be pre-cleared by the Company prior to the execution of documents evidencing the proposed transaction. Furthermore, all directors, executive officers and employees are prohibited from engaging in any transaction in which they profit from short-term movements, either increases or decreases, in the price of Evertec securities.

Clawback Policy
The Board adopted a Clawback Policy effective as of November 2018 (the "Clawback Policy") to encourage sound financial reporting and increase individual accountability. The policy is administered by the Compensation Committee and it applies to all short or long-term cash incentives and bonuses, stock options, equity or equity-based awards, whether performance-based or service based, including without limitation RSUs, and other incentive compensation.

All (i) officers of the company (as defined by Section 16 of the Exchange Act), (ii) executive vice-presidents of the Company, and (iii) any other designated employee of the Company that the Compensation Committee designates are considered “covered officers” under the Clawback Policy (as defined therein).

If a triggering event (as defined in the Clawback Policy) occurs with respect to a covered officer, the Compensation Committee may seek to require the forfeiture or repayment of the full or partial award, vesting or amount of any incentive compensation (as defined in the Clawback Policy), whether vested or unvested and including gains on equity. The clawback will apply where such award was granted, vesting occurred or amount was paid, as applicable, within the three years prior to the occurrence of the triggering event. The forfeiture or recoupment from the covered officer may come from, or take the form of, any of the following, as determined by the Compensation Committee in its sole discretion: (i) prior incentive compensation payments, (ii) future incentive compensation payments, (iii) cancellation of outstanding equity awards, (iv) future equity awards, and/or (v) direct repayment. Triggering events under the policy include:

✓
material noncompliance with financial reporting requirement, resulting in the necessity to produce an accounting restatement, excluding such situations occurring as a result of a change in accounting principles

✓	violations of any material policy resulting in demonstrable material injury, damage or loss to the Company
✓	acts that constitute fraud resulting in demonstrable material injury, damage or loss to the Company

Compensation Risk Assessment
We believe our approach to establishing goals and objectives and setting targets with payouts at multiple levels of performance, combined with the evaluation of performance results, assist in mitigating excessive risk-taking that could harm the Company’s value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. Furthermore, F.W. Cook, our independent compensation consultant, is aware of the potential risks in compensation programs and assisted with the implementation of the following plan design features of the Company’s cash and equity incentive programs for our executives that reduce the likelihood of excessive risk-taking:

Evertec, Inc. - 2019 Proxy Statement     35

✓	the program design provides a balanced mix of cash and equity, annual and long-term incentives, and time-based and performance-based (revenue, earnings, and total stockholder return) requirements
✓	maximum payout levels for annual cash incentive for 2018 are capped at 150% of the executive’s base salary
✓	maximum payout levels for performance-based RSUs under the 2018 awards are capped at 250% of target
✓	equity awards are subject to multi-year vesting
✓	executive and senior officers are subject to share ownership guidelines
✓	compliance and ethical behaviors are integral factors considered in all performance assessments
✓	adoption of a clawback policy, which is a significant risk mitigator

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation
The following table summarizes the total compensation of each of our NEOs for services rendered during 2018, 2017 and 2016, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-equity Incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Morgan M. Schuessler, Jr. President and CEO	2018	678,846	20,250	3,000,000	968,077	46,069	4,713,242
	2017	662,500	20,250	6,000,000	675,000	61,089	7,418,839
	2016	650,000	19,500	2,730,000	632,297	43,546	4,075,343
Peter J.S. Smith Former Executive Vice President and CFO (through September 6, 2018)	2018	275,385	600	1,000,000	—	23,067	1,299,052
	2017	375,000	12,000	2,000,000	300,000	31,683	2,718,683
	2016	350,000	10,500	882,000	249,999	266,338	1,758,837
Joaquín A. Castrillo* Executive Vice President and CFO (since September 7, 2018)	2018	175,180	24,174	80,000	119,954	7,285	406,593
	2017	*	*	*	*	*	*
	2016	*	*	*	*	*	*
Luis A. Rodríguez* Executive Vice President and General Counsel	2018	285,000	8,550	525,000	281,966	13,681	1,114,197
	2017	*	*	*	*	*	*
	2016	*	*	*	*	*	*
Philip E. Steurer Executive Vice President and COO	2018	327,692	13,750	525,000	306,687	—	1,173,129
	2017	298,846	13,125	1,025,000	236,250	—	1,573,221
	2016	285,000	11,875	525,000	212,185	48,583	1,082,643
Miguel Vizcarrondo Executive Vice President and Head of Payment Services—Puerto Rico & Caribbean, Business Solutions and Merchant Acquiring	2018	309,000	12,875	525,000	311,543	22,616	1,181,034
	2017	304,500	12,875	1,025,000	203,361	21,551	1,567,287
	2016	300,000	12,500	350,000	203,894	30,737	897,131
*Messrs. Castrillo and Rodríguez were not NEOs during fiscal years 2016 and 2017.

(1)
Consists of the Christmas bonuses paid in 2016, 2017 and 2018. In the case of Mr. Castrillo, his total bonus amount also includes a cash bonus for his service as Interim Chief Financial Officer in the amount of $17,594.

(2)
Aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of assumptions made in the valuation of awards, refer to Note 16 of the Audited Consolidated Financial Statements included in the Company’s Annual Report. Stock awards quantities vary significantly from the previous fiscal year, which took into consideration the one-time special grant of RSUs for all our NEOs as a retention measure in light of the humanitarian disaster caused by the direct hit of Hurricane María and its aftermath in Puerto Rico. The value of the awards for each NEO assuming the highest level of performance achieved was as follows as of the grant date:

Name	Highest Level of Performance Achieved per Year by Each NEO
	Year 2018 ($)	Year 2017 ($)	Year 2016 ($)
Morgan M. Schuessler	5,700,000	8,250,000	4,095,000
Peter J.S. Smith	1,750,000	2,750,000	1,323,000
Joaquín A. Castrillo	80,000	*	*
Luis A. Rodríguez	918,750	*	*
Philip E. Steurer	918,750	1,418,750	787,500
Miguel Vizcarrondo	918,750	1,418,750	525,000
*Messrs. Castrillo and Rodríguez were not NEOs during fiscal years 2016 and 2017.

(3)	Mr. Smith’s stock awards were forfeited upon his employment resignation with the Company effective September 6, 2018.

36   Evertec, Inc. - 2019 Proxy Statement

(4)	Mr. Smith resigned his employment with the Company effective September 6, 2018 and, therefore, was not eligible for non-equity incentive plan compensation during 2018.

(5)
Amounts reported in his column reflect, for each NEO, the sum of the incremental cost to the Company of all perquisites and other personal benefits, and (ii) the matching contribution amounts made by Evertec Group as part of the 401(k)/1165(e) plan benefit. All other compensation for 2018 is detailed below:

Name	Car ($)(a)	Club Membership ($)	Matching Contributions Under 401(k) Plan ($)	Other Payments ($)(b)		Total ($)
Morgan M. Schuessler, Jr.	18,400	7,988	3,894	15,787	(c)	46,069
Peter J.S. Smith	11,988	5,325	5,754	—		23,067
Joaquín A. Castrillo	1,167	2,663	3,455	—		7,285
Luis A. Rodríguez	13,000	—	329	352		13,681
Philip E. Steurer	—	—	—	—		—
Miguel Vizcarrondo	13,000	4,800	3,942	874		22,616
(a) Annual car-value depreciation as recognized in the Company’s financial statements.
(b) Includes items such as entertainment tickets and tickets to Company-sponsored events for NEOs and a guest, corporate gifts under $200, and the incremental cost of travel expenses of spouses of NEOs for corporate events outside of Puerto Rico.
(c) Includes a $13,600 reimbursement for relocation after Hurricane María.

Grants of Plan-Based Awards
The following table sets forth certain information for plan-based awards granted to each of our NEOs for 2018.

Name	Grant Type	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(3)			Grant date fair value of stock awards ($)
		(dates in 2018)		Threshold(2)	Target	Maximum	Threshold	Target	Maximum
Morgan M. Schuessler, Jr.	Cash Incentive			315,000	700,000	1,050,000
	Time-based RSUs	2/28	02/15					74,074		1,200,000
	Performance-based RSUs						44,850	99,667	249,168	1,800,000
Peter J. S. Smith	Cash Incentive			—	—	—
	Time-based RSUs	2/28	02/15					30,864		500,000
	Performance-based RSUs						12,458	27,685	69,213	500,000
Joaquín A. Castrillo	Cash Incentive			96,188	213,750	320,625
	Time-based RSUs	2/28	02/15					4,938		80,000
	Performance-based RSUs
Luis A. Rodríguez	Cash Incentive			80,156	213,750	320,625
	Time-based RSUs	2/28	02/15					16,203		262,500
	Performance-based RSUs						6,540	14,534	36,335	262,500
Philip E. Steurer	Cash Incentive			92,813	247,500	371,250
	Time-based RSUs	2/28	02/15					16,203		262,500
	Performance-based RSUs						6,540	14,534	36,335	262,500
Miguel Vizcarrondo	Cash Incentive			23,175	231,750	347,625
	Time-based RSUs	2/28	02/15					16,203		262,500
	Performance-based RSUs						6,540	14,534	36,335	262,500

(1)
Reflects cash incentive opportunities under the Company’s annual cash incentive plan. The cash incentive opportunities are based on a corporate component, individual component and a business metric. The actual cash incentive payouts for 2018 are discussed in “—Elements of Compensation—Annual Cash Incentive.”

(2)	This column reflects the amount payable if the threshold targets for the corporate component are met.

(3)
Reflects: (i) time-based RSUs granted on February 28, 2018, which will become vested in three equal installments on February 28, 2019, February 28, 2020 and February 28, 2021; and (ii) the total amount of performance-based RSUs granted under the 2018 awards which will become vested on February 28, 2021. In the case of Mr. Smith, these awards were forfeited due to his employment resignation effective September 6, 2018.

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Outstanding Equity Awards at Fiscal Year End
The table below sets forth the outstanding equity awards for our NEOs as of December 31, 2018. None of our NEOs had any outstanding options awards.

Name	Stock Awards
	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Morgan M. Schuessler, Jr.	473,003	13,575,186	199,796	5,734,145
Joaquín A. Castrillo	22,460	644,602	553	15,871
Luis A. Rodríguez	72,148	2,070,648	25,118	720,887
Philip E. Steurer	86,189	2,473,624	31,474	903,304
Miguel Vizcarrondo	78,641	2,256,997	28,250	810,775
(1) Includes both time-based RSUs and performance-based RSUs for which the performance criteria have already been met and are still subject to a time-based service period, as follows:

Name	Grant Date: February 19, 2016(a)	Grant Date: February 24, 2017(b)	Grant Date: November 20, 2017(c)	Grant Date: February 28, 2018(d)	Total
Morgan M. Schuessler, Jr.	117,742	57,307	223,880	74,074	473,003
Joaquín A. Castrillo	2,171	2,292	13,059	4,938	22,460
Luis A. Rodríguez	9,080	9,552	37,313	16,203	72,148
Philip E. Steurer	22,644	10,029	37,313	16,203	86,189
Miguel Vizcarrondo	15,096	10,029	37,313	16,203	78,641
(a) Vested on February 19, 2019.
(b) Shall vest in two substantially equal installments on February 24, 2019 and 2020.
(c) Shall vest in two installments, 40% and 60% on November 20, 2019 and 2020, respectively.
(d) Shall vest in three substantially equal installments on February 28, 2019, 2020 and 2021.

(2) Includes performance-based RSUs for which the measurement of performance metric targets were still pending as of December 31, 2018, as follows:

Name	Granted on: February 19, 2016(a)	Granted on February 28, 2018(b)	Total
Morgan M. Schuessler, Jr.	50,295	149,501	199,796
Joaquín A. Castrillo	553	—	553
Luis A. Rodríguez	3,317	21,801	25,118
Philip E. Steurer	9,673	21,801	31,474
Miguel Vizcarrondo	6,449	21,801	28,250
(a) Vested on February 19, 2019.
(b) Represents performance-based RSUs vesting on February 28, 2021 for which the one-year Adjusted EBIDTA performance metric has been met as modified by the relative TSR modifier at the Threshold Level (pending completion of the TSR performance period).

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Stock Vested
Stock awards vested during fiscal year ended December 31, 2018 are as follows:

Name(1)	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Morgan M. Schuessler, Jr.	114,328	1,926,046
Peter J. S. Smith	50,442	1,039,211
Joaquín A. Castrillo	2,965	49,774
Luis A. Rodríguez	12,172	227,192
Philip E. Steurer	16,428	274,304
Miguel Vizcarrondo	14,066	233,726

(1)	None of our NEOs held or exercised stock options during 2018.

(2)	Value represents the number of shares that vested during 2018 multiplied by the closing market value of our common stock on the applicable vesting dates.

Pension Benefits and Non-Qualified Deferred Compensation
We do not provide defined benefit pension benefits or non-qualified deferred compensation to our NEOs.

Employment Agreements and Severance Policy

CEO Employment Agreement

As of December 31, 2018, the only NEO who had an employment agreement with the Company was Mr. Schuessler. Mr. Schuessler’s Employment Agreement, executed on November 8, 2018 (the “Employment Agreement”), among other things extends his employment period, increases his base salary and addresses matters related to acceleration of long-term incentive awards as described below, superseding any section in his RSU award agreements regarding the treatment of RSUs upon termination in the event of any inconsistency, among other issues.

Mr. Schuessler’s employment term under the Employment Agreement ends on December 31, 2021. The term automatically renews for successive one-year periods on each January 1 thereafter unless either party gives notice of non-renewal at least 180 calendar days in advance of the renewal date. Mr. Schuessler’s Employment Agreement also contains certain non-competition and non-solicitation covenants for the benefit of Evertec Group during Mr. Schuessler’s employment and for one year following the termination of his employment, certain covenants relating to the protection of Evertec Group’s confidential information and intellectual property, and a mutual non-disparagement covenant. Mr. Schuessler’s compensation under his Employment Agreement includes:

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Other NEOs

None of our other NEOs currently have employment agreements.

Severance Policy

On December 21, 2018, Messrs. Castrillo, Vizcarrondo and Rodríguez, became a party to the Evertec Group, LLC Severance Policy (the “Severance Policy”) by executing the “Acknowledgment of Evertec Group, LLC Executive Severance Policy and Arbitration Agreement” pursuant to which, among other things, each such NEO agreed that the Severance Policy replaces and supersedes any other severance benefits to which such NEO may have been entitled to. Mr. Steurer became a party to the Severance Policy on February 22, 2019.

The Severance Policy restricts the NEO from:

The Severance Policy defines:

“cause”—as the executive’s (i) commission of a felony or a crime of moral turpitude; (ii) engaging in conduct that constitutes fraud, bribery or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful misconduct that results or could reasonably be expected to result in harm to Evertec Group’s business or reputation; (iv) breach of any material terms of any agreement between Evertec Group and Executive which results or could reasonably be expected to result in harm to Evertec Group’s business or reputation; (v) continued willful failure to substantially perform his or her reasonable and proper duties; (vi) failure to live in the location approved by the Compensation Committee as the executive’s primary residency, provided that the Compensation Committee may not unilaterally change the primary residence location after the initial residence determination; or (vii) violation of Evertec Group’s “Code of Ethics” or other written Evertec Group’s policy which is materially injurious to Evertec Group.

“good reason”—as the occurrence of any one or more of the following without the executive’s express written consent: (i) a material reduction in executive’s base salary; provided that any such material reduction shall not constitute Good Reason if the material reduction is part of a collective reduction applied consistently by Evertec Group to all executives and that does not reduce such executive’s base salary by more than 10%; (ii) a material adverse change to, or a material reduction of, executive’s duties and responsibilities to Evertec Group; or (iii) any other action or inaction by Evertec Group (or any successor) that constitutes a material breach by Evertec Group of the terms and conditions of the Severance Policy. The affected NEO must provide Evertec Group written notice of the occurrence of any of these “Good Reason” events within 30 days of his or her knowledge of the event, and 30 days to cure the event.

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All severance benefits under the Severance Policy are subject to the applicable NEO executing and not revoking a release of claims agreement. For more details of the Severance Policy, please refer to Exhibit 10.34 to Evertec’s Annual Report on Form 10-K filed on February 26, 2019.

Potential Payments upon Termination of Employment
For our President and CEO

The potential severance payments upon termination of employment for Mr. Schuessler are established in his Employment Agreement. If Evertec does not renew the term of his Employment Agreement and Mr. Schuessler remains employed by the Company through the last day of the employment period that expires, Mr. Schuessler shall be entitled to a lump sum payment equal to the greater of one time his base salary and the amounts otherwise due to him under applicable law. If the Employment Agreement is terminated by Evertec without “cause” or by Mr. Schuessler for “good reason” (each as defined in the Employment Agreement), he shall be entitled to (i) the unpaid cash incentive for any fiscal year ended prior to the year in which the date of termination occurs, provided Mr. Schuessler was employed on the last day of such fiscal year; and (ii) in cash, severance in an amount equal to twice the sum of Mr. Schuessler’s annual base salary plus his target cash incentive for the year in which he is terminated. The severance payments described herein shall be collectively known as the “CEO Severance Payment”.
Mr. Schuessler’s Employment Agreement also provides that if there is a termination due to Evertec Group’s non-renewal of the term of the Employment Agreement, or by Evertec without “cause” (as defined below) or by Mr. Schuessler for “good reason” (as defined below), and the date of termination occurs prior to a Change in Control (as the term is defined below) or more than two years after a Change in Control, then:

(i) any then unvested time-based long-term incentive award(s) shall be prorated as of the date of termination (unless the applicable award agreement provides for full vesting as of the date of termination in which case the award agreement provision shall apply) and such prorated award(s) shall become fully vested as of the date of termination (and the remaining non-prorated portion of the unvested time-based long-term incentive award(s) shall be forfeited as of the date of termination); and

(ii) any then unvested performance-based long-term incentive award(s) shall be prorated as of the date of termination and such prorated portion of the award(s) shall remain outstanding and eligible to vest based on the actual level of performance achieved for the applicable performance period (and the remaining non-prorated portion of the unvested performance-based long-term incentive award(s) shall be forfeited as of the date of termination).

Mr. Schuessler would be required to sign a separation agreement and general release of claims against Evertec Group and its affiliates as a condition to his entitlement to receive these benefits.

Mr. Schuessler’s Employment Agreement defines:

“cause”—as the executive’s (i) commission of a felony or a crime of moral turpitude; (ii) engaging in conduct that constitutes fraud, bribery or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful misconduct that results or could reasonably be expected to result in material harm to the Company’s business or reputation; (iv) breach of any material terms of the executive’s employment, or Employment Agreement, which results or could reasonably be expected to result in material harm to the Company’s business or reputation; (v) continued willful failure to substantially perform reasonable and proper duties as President and CEO; (vi) failure to live and work in Puerto Rico except as specifically permitted under the Employment Agreement; or (vii) violation of the Company’s Code of Ethics or other written Company policy which is materially injurious to the Company. The Employment Agreement requires prior written notice by the Board stating the basis for such termination and provides Mr. Schuessler with a period of 30 calendar days to cure the event, to the extent curable.

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“good reason”—as (i) any material failure of the Company to fulfill its obligations under his Employment Agreement; (ii) executive no longer reports directly and exclusively to the board of directors of a publicly traded company, where the common stock of such company is registered for sale pursuant to the Exchange Act; and where all of the officers and employees of such company report directly or indirectly to the executive; or (iii) the failure of any successor (whether by sale, reorganization, consolidation, merger or other corporate transaction which constitutes a Change in Control to assume his Employment Agreement, whether in writing or by operation of law. Mr. Schuessler must provide Evertec Group written notice of the occurrence of any of these “good reason” events within 30 days of his knowledge of the event and provide Evertec Group with 30 days to cure the event.

For our other NEOs

Regarding our other NEOs employed by the Company as of December 31, 2018 their potential payments upon termination of employment are established in the Severance Policy, executed by Messrs. Castrillo, Vizcarrondo and Rodríguez on December 21, 2018 and by Mr. Steurer on February 22, 2019. The Severance Policy establishes that in the event a covered NEO’s employment with Evertec Group is terminated by Evertec Group without cause or by the NEO for good reason other than within twenty-four months immediately following a Change in Control, that the NEO will be eligible for:

For 2018 all our NEOs have RSU award agreements which establish that if their employment terminates due to disability, death, by the Company without cause or by them for good reason (as defined under their then applicable employment agreements, with the exception of Mr. Castrillo, who was not subject to an employment agreement), then subject to the execution of a separation agreement and general release of all claims against the Company and its affiliates, they would be entitled to the following:

✓     the automatic vesting of all of the unvested time-based RSUs in accordance with the terms of such award agreements; and

✓    the performance-based RSUs remain outstanding and capable of vesting in the normal course subject to actual performance, provided that the performance-based RSUs will be prorated based on the time the NEO was employed during the applicable performance period.

The 2019 RSU award agreements for our NEOs (the “2019 RSU Agreement”) establish that, subject to the execution of a separation agreement and general release of all claims against the Company and its affiliates, upon termination of employment without cause or by them for good reason (as defined in the Severance Policy):

✓     unvested RSUs that are time-based shall vest on a pro-rata basis as of the termination date and the termination date shall be deemed to be the vesting date under the RSU agreement; and

42   Evertec, Inc. - 2019 Proxy Statement

✓     unvested RSUs that are performance-based shall vest and be settled following the end of the performance period based on actual performance determined at the end of the performance period on a pro-rata basis.

The above-mentioned provisions under the 2019 RSU Award Agreement are not applicable to Mr. Schuessler; the treatment of incentive awards for Mr. Schuessler upon termination are governed by his Employment Agreement.

Potential Payments upon Change in Control

Pursuant to both the Employment Agreement and the Severance Policy, the term "Change in Control" shall have the meaning set forth in the 2013 Plan.

If Mr. Schuessler is terminated due to Evertec Group’s non-renewal of the term of the Employment Agreement, or by Evertec Group without cause or by Mr. Schuessler for good reason, and the date of termination occurs within two years following a Change in Control, then Mr. Schuessler would be entitled the applicable CEO Severance Payment and the following:

(i) any then unvested time-based long-term incentive award(s) shall become fully vested as of the date of termination; and

(ii) any then unvested performance-based long-term incentive award(s) shall become fully vested as of the date of termination (a) based on actual level of performance achieved as of the Change in Control (to the extent the performance period with respect to the relevant goal was completed as of the Change in Control date) and (b) at the target level of performance (to the extent the performance period with respect to the relevant goal was not complete as of the Change in Control date).

Mr. Schuessler would be required to sign a separation agreement and general release of claims against Evertec Group and its affiliates as a condition to his entitlement to receive these payments.

Other NEOs

The Severance Policy establishes that in the event a covered NEO’s employment with Evertec Group is terminated by Evertec Group without cause or by the NEO for good reason within twenty-four months immediately following a Change in Control a NEO will be eligible to receive:

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In the event that the NEO’s employment is terminated pursuant to a Qualifying Termination (as defined below) within twenty-four months following a Change in Control, the 2019 RSU Agreement indicates that:

✓	unvested RSUs that are time-based shall become fully vested and the termination date shall be deemed to be the vesting date under the 2019 RSU agreement; and

✓
unvested RSUs that are performance-based, shall become fully vested upon the Qualifying Termination (as the term is defined below) (x) based on actual level of performance achieved as of the change in control (to the extent the performance period with respect to the relevant goal was completed as of the change in control date) and (y) at the target level of performance (to the extent the performance period with respect to the relevant goal was not complete as of the Change in Control date) and the termination date shall be deemed to be the vesting date under the 2019 RSU agreement. The 2019 RSU agreement disposes that the Company, in its sole discretion, will determine when a component of an unearned performance award is valued based on actual performance and a separate component is valued based on target performance.

As per the Severance Policy, a “Qualifying Termination” means a termination of employment under the following circumstances: (i) an involuntary termination of the executive’s employment by the Company for reasons other than cause, death, or disability pursuant to a notice of termination delivered to the executive by the Company, or (ii) a voluntary termination by the executive for “good reason” pursuant to a notice of termination delivered to the Board or the Company, as applicable, by the executive.

Payments upon Termination or a Change in Control
The following table sets forth potential post-employment payments as of December 31, 2018 that are described above for each NEO, except for Mr. Smith who was not an employee of the Company as of that date. The potential payments to our NEOs are hypothetical situations only and assume that termination of employment and/or a change in control occurred on December 31, 2018.

Name Triggering Event	Severance Payment ($)(1)	Accelerated Vesting of RSUs ($)(2)	Performance-Based RSUs Capable of Vesting ($)(3)	Payment of Health Insurance ($)(4)	Total ($)
Morgan M. Schuessler
Resignation with “good reason” / Termination without “cause”	2,800,000	13,575,186	4,315,683	—	20,690,869
Change in Control and “good reason” / Termination without “cause”	2,800,000	22,183,177	—	—	24,983,177
Joaquín A. Castrillo
Resignation with “good reason” / Termination without “cause”	498,750	644,602	8,817	16,470	1,168,639
Change in Control and “good reason” / Termination without “cause”	997,500	644,602	8,817	16,740	1,667,659
Luis A. Rodríguez
Resignation with “good reason” / Termination without “cause”	498,750	2,070,648	411,555	11,970	2,992,923
Change in Control and “good reason” / Termination without “cause”	997,500	2,070,648	411,555	11,970	3,491,673
Philip E. Steurer
Resignation with “good reason” / Termination without “cause”	—	2,473,624	756,121	—	3,229,745
Change in Control and “good reason” / Termination without “cause”	—	2,473,624	756,121	—	3,229,745
Miguel Vizcarrondo
Resignation with “good reason” / Termination without “cause”	556,500	2,256,997	581,344	12,420	3,407,261
Change in control and “good reason” / Termination without “cause”	1,113,000	2,256,997	581,344	12,420	3,963,761

(1)
Severance payment amounts for Mr. Schuessler is calculated pursuant to his Employment Agreement. As of December 31, 2018, Mr. Steurer did not have an employment agreement nor was he a party to the Severance Policy and, as an employee of Evertec USA, statutory severance requirements under Puerto Rico law do not apply to him. Severance payment amounts for the rest of the NEOs are calculated pursuant to the Severance Policy.

(2)	Time-based RSUs, and performance-based RSUs with accelerated vestings upon change in control.

(3)	Performance-based RSUs capable of vesting at the end of the performance period.

(4)
Pursuant to the Severance Policy, participating NEOs are entitled to, subject to timely election of COBRA coverage and continued co-payment of applicable premiums, continued payment by Evertec Group of health insurance coverage for 18 months following termination to the same extent Evertec Group paid for such coverage immediately prior to termination. As of December 31, 2018, Mr. Steurer was not a party to the Severance Policy.

44   Evertec, Inc. - 2019 Proxy Statement

Compensation Committee Interlocks and Insider Participation
Other than Mr. Schuessler, who currently serves as our President and CEO, none of our directors acted as officers or employees of the Company during 2018. Furthermore, none of our directors had any relationships that required disclosure by us under the SEC Rules related to certain relationships and related party transactions. During 2018, none of our executive officers served as a member of the compensation committee of another entity, any of whose executive officers served on our Compensation Committee or Board, and none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.

Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that this CD&A be included in this Proxy Statement.

THE COMPENSATION COMMITTEE Teresita Loubriel, Chairwoman Frank G. D’Angelo Brian J. Smith Thomas W. Swidarski

Evertec, Inc. - 2019 Proxy Statement     45

CEO PAY RATIO

Overview
The SEC requires that U.S. publicly-traded companies disclose the ratio of their chief executive officer’s compensation to that of their median employee. The table below sets forth the following:

(i) the 2018 total annual compensation of Mr. Schuessler, as shown in the Summary Compensation Table (the “2018 CEO Compensation”);

(ii) the total annual compensation of our median employee in 2018 (the “2018 Median Employee Compensation”); and

(iii) the ratio comparing the CEO Compensation to the 2018 Median Employee Compensation (the “CEO Pay Ratio”):

2018 CEO Compensation	$4,713,242
2018 Median Employee Compensation	$31,905
CEO Pay Ratio	148:1

The 2018 CEO Compensation and the 2018 Median Employee Compensation were determined using the same methodology that we used to determine our NEO’s annual total compensation for the Summary Compensation Table. To identify the median employee, compensation data was gathered for our entire employee population as of December 31, 2018, excluding Mr. Schuessler. We used total 2018 earned compensation as the compensation measure that best reflects the compensation of all our employees.

46   Evertec, Inc. - 2019 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview
The Audit Committee and the Board intend to appoint Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public account firm for the fiscal year ending December 31, 2019. During the fiscal year ended December 31, 2018, Deloitte served as the independent public auditor of the Company and also provided certain audit-related services.
Neither the Charter nor our By-Laws require that the stockholders ratify the appointment of Deloitte as the Company’s independent auditors. However, the Board is submitting the selection of Deloitte to the Company’s stockholders for ratification as a matter of good corporate governance and practice. If the stockholders do not ratify the appointment, the Audit Committee and the Board will reconsider whether or not to appoint Deloitte, but may nonetheless appoint such independent auditors. Even if the appointment is ratified, the Audit Committee and the Board, in their discretion, may change the appointment at any time during the year if they determine that such change would be in the best interests of the Company and its stockholders.
The audit reports of Deloitte on the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
Deloitte audited the consolidated financial statements as of and for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K and, as part of the audit, has issued a report, included as part of Item 8 of the Company’s Annual Report on Form 10-K, on the effectiveness of our internal control over financial reporting as of December 31, 2018.
Representatives of Deloitte are expected to attend the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to any appropriate questions brought to their attention by stockholders.

Principal Accounting Fees and Services
The following table presents the aggregated fees billed for professional services provided by Deloitte, as the Company’s independent registered public accounting firm, for the fiscal year ending 2018 and 2017, as indicated below.

	Year ended December 31,
	2018	2017
Audit Fees	$1,877,500	$1,854,643
Audit-Related Fees	$1,415,605	$932,686
All Other Fees	$—	$—
Total	$3,293,105	$2,787,329
Audit Fees. This category includes fees and expenses related to the audit of our annual financial statements and the effectiveness of our internal controls over financial reporting. This category also includes the review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, consultations provided on audit and accounting matters that arose during, or as a result of, the audits or the reviews of interim financial statements, reviews of offering documents and registration statements for debt and issuance of related comfort letters, reviews of acquisition and integration accounting in connection with reviews of business combinations, review of required regulatory filings of financial statements of business acquired, additional audit work necessary for acquired businesses, and the preparation of any written communications on internal control matters.

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Audit-Related Fees. This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”
All Other Fees. This category consists of fees for services other than fees for the services listed in the other categories.
Pre-Approval Policies. Pursuant to the rules and regulations of the SEC, before the Company’s independent public accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s Audit Committee or entered into pursuant to the committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2019.

Report of the Audit Committee
In the performance of its oversight function, the Audit Committee has considered and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2018—including critical accounting policies, reasonableness of significant estimates and judgment and financial statements disclosures—with management and Deloitte, our independent registered public accounting firm for the 2018 fiscal year. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by AU Section 380 (Statement on Auditing Standards No. 114), Communications with those Charged with Governance (SAS 114), and the Public Company Accounting Oversight Board Standard No. 16 regarding “Communication with Audit Committee.” In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its Management.

The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Company. The Company’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews, or establish procedures to set auditor independence standards.

Based on the Audit Committee’s consideration of the audited consolidated financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations of the role and responsibilities of the Audit Committee set forth in the charter and those discussed above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

THE AUDIT COMMITTEE Alan H. Schumacher, Chairman Jorge A. Junquera Teresita Loubriel Brian J. Smith

48   Evertec, Inc. - 2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies for Approval of Related Party Transactions
We have a written policy relating to the approval of transactions involving related persons (“Related Party Transactions”), pursuant to which our Audit Committee will review and, subject to certain exceptions, approve or recommend to our Board for approval, all Related Party Transactions, which include any transactions that we would be required to disclose pursuant to SEC rules.
As set forth in our Related Transactions Policy and the Audit Committee Charter, in the course of its review and approval or ratification of a Related Party Transaction, our Audit Committee will:

•	Satisfy itself that it has been fully informed as to the material facts of (i) the relationship and interest the related person has in the transaction; and (ii) the proposed Related Party Transaction

•
Ultimately make its determination taking into consideration factors including whether the Related Party Transaction (i) was made in accordance with applicable rules and regulations; (ii) complies with the restrictions set forth in applicable contractual relationships, such as our debt agreements and the Stockholder Agreement; (iii) is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties; and (iv) is in the best interests of the Company

Related Party Transactions
Other than compensation arrangements for our directors and NEOs described elsewhere in this Proxy, below in this section you will find Related Party Transactions during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The agreements described below were entered into in connection with the Agreement and Plan of Merger, as amended (the “Merger Agreement”), dated as of September 30, 2010, pursuant to which Evertec Group became a wholly-owned subsidiary of Evertec Intermediate Holdings, LLC (formerly Carib Holdings, LLC and Carib Holdings, Inc., hereinafter “Holdings”), and Apollo Management, LLP (“Apollo”) became the owner of approximately 51% of the outstanding voting capital stock of Holdings, with Popular retaining a 49% ownership interest (the “Merger”). Each of the agreements described below were entered into at the closing of the Merger and were the product of extensive arm’s-length negotiations between Apollo and Popular (two unrelated third parties) prior to the consummation of the Merger in which Apollo became the 51%-controlling stockholder of Evertec. Each of these agreements, including the Master Services Agreement, is comparable to those that the Company could have obtained in a transaction with an unrelated third party and is on terms that are no more or less favorable in the aggregate to the Company than terms that exist, where applicable, between the Company and unrelated third party customers of similar size and scale as Popular.

Master Services Agreement
We historically provided various processing and IT services to Popular and its subsidiaries pursuant to a master services agreement among us, Popular and certain of Popular’s subsidiaries, as amended (the “Master Services Agreement”).
At the closing of the Merger, we amended and restated the current Master Services Agreement. Under the Master Services Agreement, Popular and Banco Popular de Puerto Rico (“BPPR”) agreed to, and caused their respective subsidiaries to, receive the services covered by the Master Services Agreement, including certain changes, modifications, enhancements or upgrades to such covered services, on an exclusive basis from us. In exchange for the services, Popular, BPPR and their respective subsidiaries initially pay amounts that are set forth in a price list incorporated into the Master Services Agreement, which is generally based on the historical pricing practices among the parties. The majority of such service fees are adjusted annually to reflect changes in the consumer price index, provided that any such fee adjustment may not exceed 5% per year.

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The Master Services Agreement provides that it is the intent of the parties to such agreement that the fees we charge to any “banking affiliate” under the Master Services Agreement will be in compliance with applicable laws, and, in order to ensure such compliance, the parties agreed to periodically review such fees to ensure that they represent and remain at levels consistent with the market terms that such banking affiliate would pay to an independent third party for providing similar services. The Master Services Agreement provides that when performing such review, the parties will pay particular attention to any available information on comparable market terms for similar services, and will evaluate and take into consideration the contracting terms and our performance of the services under the Master Services Agreement. The Master Services Agreement defines “banking affiliate” as any banking institution (including its subsidiaries) that is our affiliate for purposes of Section 23A and Section 23B of the Federal Reserve Act and Regulation W of the Federal Reserve Board.
In addition, Popular, BPPR and their respective subsidiaries agreed to grant us a right of first refusal to (i) provide our services to support Popular, BPPR and their respective subsidiaries’ implementation of any development, maintenance, enhancement or modification of any services provided by us under the Master Services Agreement; (ii) create or offer certain new services or products that Popular, BPPR or one of their respective subsidiaries determine to offer to their customers; or (iii) provide certain core bank processing and credit card processing services that are currently provided by third parties to certain subsidiaries of Popular, if Popular and BPPR and their respective subsidiaries determine to extend or renew these services, which are currently provided by third parties. We agreed to grant Popular, BPPR and their respective subsidiaries a right of first refusal to purchase any new service or product created or developed by us internally or by a third party, unless the service or product was created or developed by, or at the specific request of, a client other than Popular, BPPR and their respective subsidiaries.
We agreed under the Master Services Agreement that we will not compete with Popular, BPPR and their respective subsidiaries in offering, providing or marketing certain payment processing services that are currently offered by Popular, BPPR and their respective subsidiaries to certain identified customers of Popular, BPPR and their respective subsidiaries. Popular, BPPR and their subsidiaries agreed not to hire or solicit any of our employees, subject to customary carve-outs. The Master Services Agreement also contained a non-circumvention covenant, which is intended to prohibit us on the one hand, and Popular, BPPR and their subsidiaries on the other hand, from engaging in certain actions designed or intended to divert customers from the other.
Except for cases of our gross negligence or willful misconduct, our liability for breach under the Master Services Agreement is limited to the amount paid for such services under the Master Services Agreement, subject to an aggregate annual liability limit of twelve months of payments for the service the liability relates to, provided, however, that such aggregate liability limit does not apply to losses related to breaches of confidentiality nor intellectual property indemnification provisions. Under certain circumstances, breaches with respect to certain services result only in service credits accruing to Popular, BPPR and their respective subsidiaries in lieu of the payment of monetary damages.
The Master Services Agreement provides for a 15-year term which commenced upon the closing of the Merger (subject to our option to extend such term by an additional three years upon a “Popular parties change of control” —as defined in the Master Services Agreement—of Popular or BPPR). After the initial term, the Master Services Agreement will renew automatically for successive three-year periods, unless a party gives written notice of non-renewal to the other parties not less than 1 year prior to the relevant renewal date. The Master Services Agreement provides for termination by a party (i) for the other party’s breach of the agreement that results in a material adverse effect on the terminating party that continues for more than 90 days; (ii) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days; or (iii) for a prohibited assignment of the Master Services Agreement by the other party. In addition, Popular and BPPR are permitted to terminate the Master Services Agreement up to 30 days following the occurrence of a change of control of Evertec Group (an “Evertec change of control” as defined in the Master Services Agreement), unless (A) the acquirer is identified to Popular and BPPR at least 30 business days prior to the proposed Evertec change of control; (B) neither the acquirer nor any of its affiliates is engaged, directly or indirectly, in the banking, securities, insurance or lending business, from which they derive aggregate annual revenues from Puerto Rico in excess of $50.0 million unless none of them has a physical presence in Puerto Rico that is used to conduct any such business; (C) we (or our successor, as applicable) will be solvent (as defined in the Master Services Agreement) after the proposed Evertec change of control; and (D) following the Evertec change of control, we (or our successor,

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as applicable) will be capable of providing the services under the Master Services Agreement at the level of service that is required under the Master Services Agreement (the “Popular Termination Condition”).
We agreed to provide certain transition assistance to Popular, BPPR and their respective subsidiaries in connection with (i) the termination of the Master Services Agreement; (ii) the termination of a particular service provided by us under the Master Services Agreement; or (iii) a release event under the Technology Agreement (as described below).
For 2018, we recorded revenue of approximately $162 million from Popular, BPPR and their respective subsidiaries under the Master Services Agreement. The revenues attributable under the Master Services Agreement are primarily (i) transaction-based fees, which depend on factors such as number of accounts or transactions processed and typically consist of a fee per transaction or item processed, a percentage of dollar volume processed or a fee per account on file, or some combination thereof and (ii) fixed fees per month or based on time and expenses incurred. Individual pricing terms charged to Popular and our other banking clients may vary based on volume and/or to the extent the service provided is customized to fit the particular customer need. As discussed above, the Master Services Agreement was negotiated on an arm’s-length basis by Apollo and Popular in connection with the Merger, is on terms that are comparable to those that the Company could have obtained in a transaction with an unrelated third party, and such terms are no more or less favorable in the aggregate to the Company than terms that exist, where applicable, between the Company and unrelated third party customers of similar size and scale as Popular.

Technology Agreement
At the closing of the Merger, Popular and Evertec entered into a Technology Agreement, pursuant to which we deposited certain proprietary software, technology and other assets into escrow. According to the Technology Agreement we must continue to make deposits on a semi-annual basis during the term of the Master Services Agreement and the term of any transition period under the Master Services Agreement. As specified in the Technology Agreement, Popular has the right and option, upon the occurrence of certain release events, to obtain the release of part, and upon the occurrence of other release events, all of the materials deposited into escrow. Upon the occurrence of any release event, Popular will also have the option to elect to exercise its rights under a license granted by us to Popular to use and otherwise exploit all or any part of the released materials for the term (perpetual or term-limited) specified by Popular. We will also negotiate with Popular the fair market value of the rights elected by Popular upon the release of the escrow. Popular is permitted to terminate the Technology Agreement upon the occurrence of a Popular Termination Condition (as applicable to the Technology Agreement). We do not receive an annual revenue under the Technology Agreement.

ATH Network Participation Agreement
We historically provided BPPR access to the ATH network (the “ATH Network”) pursuant to an ATH Network participation agreement between BPPR and us. At the closing of the Merger, we amended and restated the current ATH Network participation agreement (as amended and restated, the “ATH Network Participation Agreement”). Under the ATH Network Participation Agreement, we (i) provide BPPR access to the ATH Network by providing various services, including connecting BPPR’s ATMs to the ATH Network, monitoring BPPR’s ATMs, agreeing to forward transactions from connected terminals to the participant of the ATH Network and settling transactions among ATH Network participants from all POS and ATM terminals on a daily basis (collectively, the “ATH Network Services”); and (ii) grant to BPPR a non-exclusive, non-transferable, limited, royalty free license to use the ATH logo and the ATH word mark and any other trademarks or service marks used by us in connection with the ATH Network (collectively, the “ATH Mark”) within the U.S. territories, Puerto Rico, and any other country where the ATH Mark is registered or subject to registration.
The ATH Network Participation Agreement provides for a 15-year term, which commenced upon the closing of the Merger (subject to our option to extend such term by an additional three years upon a change of control—as defined in the ATH Network Participation Agreement—of BPPR). After the initial term, the ATH Network Participation Agreement will renew automatically for successive three-year periods, unless a party gives written notice to the other party not less than 1 year prior to the relevant renewal date. The ATH Network Participation Agreement provides for termination (i) by us if BPPR commits a material breach, which includes, but is not limited to (A) any activities or actions of BPPR which reflect adversely on our business reputation, any participant in the ATH Network or the ATH Network; or (B) any breach of the license described above; (ii) by BPPR, if we commit a breach or series of breaches that results in a material adverse effect on BPPR; or (iii) by either party (A) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate

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that is undisputed for a period of more than 60 days; or (B) for a prohibited assignment of the ATH Network Participation Agreement by the other party. In addition, BPPR is permitted to terminate the ATH Network Participation Agreement upon the occurrence of a Popular Termination Condition (as applicable to the ATH Network Participation Agreement).
BPPR also agreed to grant us a right of first refusal with respect to any development, maintenance or other technology project related to the ATH Network Services and will agree to exclusively use us to provide the ATH Network Services throughout the term of the ATH Network Participation Agreement. For 2018, we recorded revenue of approximately $25 million from BPPR under the ATH Network Participation Agreement.

ATH Support Agreement
We and BPPR entered into the ATH Support Agreement at the closing of the Merger pursuant to which BPPR agreed to support the ATH Mark by (i) supporting, promoting and marketing the ATH Network and brand and debit cards bearing the symbol of the ATH Network, either exclusively or with the symbol of another credit card association; and (ii) issuing in each successive twelve month period at least a set minimum number of debit cards exclusively bearing the symbol of the ATH Network (“ATH Debit Cards”). BPPR is not responsible for any failure to issue at least the required minimum number of ATH Debit Cards under the ATH Support Agreement during any twelve month period if, as a result of factors outside of BPPR’s control, there is a change in demand for debit cards (including a reduction in the demand for ATH Debit Cards ), an increase in demand for debit cards bearing the symbol of the ATH Network and the symbol of another credit card association (“Dual Branded Debit Cards”) or the development of new payment technologies in the market that result in a decrease in demand for debit cards (including a reduction in demand for ATH Debit Cards).
BPPR also agreed not to, and will not create incentives for its or its affiliates’ personnel to, promote, support or market (i) debit cards other than ATH Debit Cards or Dual Branded Debit Cards; or (ii) credit cards in a manner targeted to negatively impact the issuance of ATH Debit Cards and Dual Branded Debit Cards. The ATH Support Agreement terminates upon the earlier of 15 years after the date of the closing of the Merger or the termination of the Master Services Agreement.
BPPR agreed that, during the term of the ATH Support Agreement, it may not directly or indirectly enter into any agreement with another card association to issue Dual Branded Debit Cards without our prior written consent. Under the ATH Support Agreement, if BPPR desires to enter into such an agreement, it will consult with us and provide documentation and other support requested by us to demonstrate that BPPR’s entry into the agreement will have a direct economic benefit to us. We will then be required to make a good faith determination based on such documentation and support whether to consent to BPPR’s entry into the agreement. BPPR is permitted to terminate the ATH Support Agreement upon the occurrence of a Popular Termination Condition (as applicable to the ATH Support Agreement). We do not receive an annual revenue under the ATH Support Agreement.

Independent Sales Organization Sponsorship and Services Agreement
At the closing of the Merger, we amended and restated an interim Independent Sales Organization Sponsorship and Services Agreement previously entered into with BPPR (as amended and restated, the “ISO Agreement”). Under the ISO Agreement, BPPR sponsors us as an independent sales organization with respect to certain credit card associations and we provide various services including, among other things, the payment processing services to merchants (the “Merchant Services”), the signing up and underwriting of merchants to accept such Merchant Services and the sale of various products related to the Merchant Services. This agreement also provides that the parties will establish the fees to be paid by Evertec Group to BPPR for the fraud monitoring services provided by BPPR. The term of the ISO Agreement will continue until December 31, 2025 and thereafter will be automatically renewed for successive three-year periods unless written notice of non-renewal is given at least one year in advance by either party.
Pursuant to the ISO Agreement, BPPR is the acquiring member with respect to the credit card associations covered by the ISO Agreement for anyone in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands. However, if BPPR is unable (for any reason other than a merchant’s refusal to enter into a merchant agreement with BPPR through no fault of BPPR) or unwilling to act as the acquiring member for any merchant, we may enter into an agreement with another financial institution to serve as the sponsoring bank with respect to such person. However, in order to use another financial institution as the sponsoring bank with respect to any

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merchant, we must make a good faith determination that the provision of Merchant Services to the merchant does not pose an unreasonable financial, regulatory or reputational risk to BPPR or us.
Additionally, pursuant to the ISO Agreement, BPPR agreed to exclusively refer to us any merchant that inquires about, requests or otherwise evidences interest in the Merchant Services. BPPR will receive a referral fee for each merchant referred that subsequently agrees to receive Merchant Services from us. We also agreed under the ISO Agreement to refer to BPPR any merchant doing business in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands that inquires about, requests or otherwise evidences interest in banking services or products. BPPR also agreed to make monthly payments to Evertec Group as a means of subsidizing certain Merchant Services provided by Evertec Group on less than favorable terms in connection with two existing customer relationships that are favorable to Popular and its affiliates as a whole. These subsidies were historically reflected in an agreement between the Merchant Acquiring business and BPPR.
During the term of the ISO Agreement and for one year following the termination of the ISO Agreement for any reason, BPPR may not and may not cause any independent sales organization sponsored by BPPR to solicit any merchant receiving Merchant Services from us to receive such services instead from another independent sales organization. This non-solicitation restriction does not apply, however, to (i) any banking customer of BPPR to which we are unable or unwilling to provide Merchant Services; and (ii) to any merchant with respect to the solicitation by BPPR to provide banking services and products. BPPR is permitted to terminate the ISO Agreement upon the satisfaction of the Popular Termination Condition (as applicable to the ISO Agreement). For 2018, we recorded revenue of approximately $85.5 million in connection to the Merchant Services related to the ISO Agreement.

Cash Depot Subcontract
As a subcontractor of BPPR, we provide certain cash depot services (the “Cash Depot Services”) to depository institutions doing business in Puerto Rico and the U.S. Virgin Islands pursuant to a subcontract between us and BPPR (the “Subcontract”). However, we do not make any payments to, or receive any payments from, BPPR under the Subcontract (although we are required under the Subcontract to reimburse BPPR for any costs they may incur under the Cash Depot Agreement). Instead, we bill the Puerto Rico Bankers Association (“PRBA”), who pays us directly and the PRBA then invoices separately those depository institutions that use the Cash Depot Services. In order to use the Cash Depot Services, depository institutions must apply through, and be approved by, the quasi-government organization who holds the prime contract with BPPR and the PRBA (the “Cash Depot Agreement”) and who ultimately decides who can provide the Cash Depot Services and who has the right to terminate the services as further described below. BPPR is one of the depository institutions that receive services from us under the Subcontract, on the same terms and conditions as the other participants, and BPPR pays the PRBA for those services.
The Subcontract is effective for so long as the Cash Depot Agreement is in effect. Under the terms of the Subcontract, either party may terminate the subcontract prior to the expiration of the Subcontract by giving the other party advance notice. However, under the Merger Agreement, Popular agreed that until the termination of the ISO Agreement, the Master Services Agreement or the assignment of the Cash Depot Agreement, Popular will cause BPPR to not terminate the Cash Depot Agreement or take any action that would deprive us of the economic benefit that we derive from the Cash Depot Agreement. In addition, the quasi-government organization that is a party to the Cash Depot Agreement may terminate the Cash Depot Agreement and thereby cause the termination of the Subcontract upon advance notice or upon the occurrence of certain triggering events, one of which is a material change in the ownership, management and/or operations of BPPR and/or Evertec. The quasi-government organization that is a party to the Cash Depot Agreement waived triggering events that may have arisen in connection with the Merger and our subsequent registered public offerings. Furthermore, the quasi-government organization confirmed that future issuances and/or transfers of stock of the Company would not constitute a triggering event so long as such transaction or series of related transaction does not result in a person or group of persons acting in concert (i) acquiring beneficial ownership of 25% or more of our common stock or (ii) acquiring 25% or more of the voting power of the Company’s equity securities. For 2018, we recorded revenue of approximately $1.4 million under the Subcontract.

Master Lease Agreement
The Company and BPPR are parties to the Master Lease Agreement, as amended, that governs the premises leased by us at the Cupey Center for use as our headquarters. On March 31, 2015, the Company notified

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BPPR that it was exercising its option to renew the Master Lease Agreement for an additional five-year term. The Master Lease Agreement can be renewed at our option for up to three additional five-year terms. We have a right of first refusal over substantially all of the leased premises in the event that BPPR desires to sell the property. We paid approximately $7.3 million (including estimated operating expenses) to BPPR in annual rent under the Master Lease Agreement during 2018.

Virgin Islands Services Agreement
We entered into a Virgin Islands Services Agreement whereby BPPR provides our Merchant Acquiring business with the services that are provided by the Virgin Islands employees that BPPR did not transfer to us in connection with the Merger. The initial term of the Virgin Islands Services Agreement continued until three years following the closing of the Merger and thereafter automatically renews for successive one-year periods unless written notice of non-renewal is given at least 30 days in advance by either party. The Virgin Islands Services Agreement provides for termination by (i) us at any time upon giving at least 30 days advance written notice; and (ii) BPPR in the event we fail to pay a material undisputed invoiced amount. In addition, BPPR is permitted to terminate the Virgin Islands Services Agreement upon the satisfaction of the Popular Termination Condition (as applicable to the Virgin Islands Services Agreement). For 2018, we paid approximately $480,000 to BPPR under the Virgin Island Services Agreement.

Stockholder Agreement
In connection with the Merger, Holdings entered into a Stockholder Agreement with Popular, Apollo and the other stockholders of Holdings, which was amended and restated in connection with a reorganization of the Company and is now an agreement among the Company, Popular, Apollo and certain of our other stockholders. Prior to the completion of our initial public offering, we entered into an amendment to the Stockholder Agreement. The Stockholder Agreement, as amended, among other things, sets forth certain rights and restrictions with respect to our common stock. On June 30, 2013, we entered into a Second Amendment to the Stockholder Agreement to, among other things, allow our Board to fill vacancies on the Board, provided that any person chosen to fill such vacancy shall be selected in accordance with the provisions of the Stockholder Agreement. On November 13, 2013, we entered into a Third Amendment to the Stockholder Agreement to, among other things, facilitate the use of 10b5-1 plans by the management holders. The description below is a summary of the terms of the Stockholder Agreement, as amended.
For purposes of the following summary, as of December 31, 2018, Popular owned approximately 16.1% of our common stock outstanding. Apollo no longer owns any of our common stock and therefore its rights and obligations under the Stockholder Agreement terminated in accordance with the terms of the Stockholder Agreement.
Director Nomination Rights
Our Board is currently comprised of nine directors. Mr. Rivera and Ms. Loubriel were nominated to the Board by Popular under its director nominee rights granted by the Stockholder Agreement. For 2019 Popular has nominated Messrs. Pagán and Polak to be elected to serve as directors until the Company’s 2020 annual meeting of stockholders and until their successors are duly elected and qualified. For so long as Popular owns, together with its affiliates, more than 10% but less than 25% of our then outstanding common stock, it will have the right to nominate two members of our Board (the “10% board right”). Similarly, for so long as Popular owns, together with its affiliates, more than 5% but less than 10% of our then outstanding common stock, it will have the right to nominate one member of our Board (the “5% board right”). In addition, if there are any vacancies on our Board as a result of the aggregate number of our directors that Popular has the right to nominate pursuant to the Stockholder Agreement being less than eight, then a committee consisting of our entire Board (other than any directors who are to be replaced because Popular has lost the right to nominate them) has the right to nominate the individuals to fill such vacancies, which nominees must be reasonably acceptable to Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding common stock. Our Stockholder Agreement further clarifies that it does not eliminate the right of stockholders holding a majority of our outstanding common stock to remove any such director with or without cause or the right of any of our stockholders to nominate a person for election as a director (whether to fill a vacancy or otherwise) at any meeting of the stockholders in accordance with applicable law, our Charter and our By-Laws.

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Pursuant to the Stockholder Agreement, the individual holding the office of CEO of Evertec Group will become the management director. Mr. Schuessler has been the management director since April 1, 2015 and shall continue to be the management director for so long as he holds the office of CEO of Evertec Group.
Popular has agreed to vote all of its shares of our common stock and to take all other actions within its control to cause the election of directors nominated in accordance with the Stockholder Agreement. Similarly, we have agreed to take all actions within our control necessary and desirable to cause the election of directors nominated in accordance with the Stockholder Agreement.
Except for certain exceptions described in the Stockholder Agreement, and subject to applicable law, Popular’s director nominees may only by removed and replaced by Popular. The Stockholder Agreement also provides that we will, at all times, cause the Evertec Group Board and the board of directors of Holdings to be comprised of the same individuals as our Board.
Quorum Rights
The Stockholder Agreement provides that a quorum for the transaction of business at any meeting of the stockholders consist of (i) stockholders holding a majority of our outstanding common stock and entitled to vote at such meeting; and (ii) Popular, for so long as it owns, together with its affiliates, 20% or more of our outstanding common stock. If a stockholder meeting is adjourned for lack of a quorum due to Popular failing to attend the meeting, a quorum at a reconvened meeting of the stockholders (with the same agenda as the adjourned meeting) shall not require the presence of Popular, as long as stockholders holding a majority of our outstanding common stock and entitled to vote at such meeting are in attendance at such reconvened meeting.
The Stockholder Agreement provides that a quorum for the transaction of business at any meeting of the Board consist of (i) a majority of the total number of directors then serving on the Board; and (ii) at least one director nominated by Popular, for so long as it owns, together with its affiliates, 5% or more of our outstanding common stock. If a Board meeting is adjourned for lack of a quorum due to Popular’s director nominees failing to attend such meeting, a quorum at a reconvened meeting of the Board (with the same agenda as the adjourned meeting) shall not require the presence of Popular director nominees, in each case, as long as a majority of the directors then in office are in attendance at such reconvened meeting.
Additional Stockholder Rights
Popular has the right, for so long as it owns, together with its affiliates, 10% or more of our outstanding common stock and has the right to nominate at least one director, the approval of at least one director nominated by Popular shall be necessary, to approve (i) any issuance of preferred stock of us or any of our subsidiaries (other than the issuance of preferred stock by one of our wholly owned subsidiaries to us or another of our wholly owned subsidiaries) and (ii) any transfer of equity in Holdings or Evertec Group, in each case subject to certain exceptions.
Popular and certain of its transferees are also entitled to information rights and inspection rights, in each case for so long as it satisfies certain ownership thresholds set forth in the Stockholder Agreement.
In addition, the Stockholder Agreement grants certain demand registration rights to Popular and certain of its transferees and piggyback registration rights to each stockholder, subject to customary cutbacks. Under the Stockholder Agreement, Evertec, Inc. has agreed to assume certain fees and expenses associated with registration. The Stockholder Agreement contains customary provisions with respect to registration proceedings, underwritten offerings, and indemnity and contribution rights.
Registration Rights
The Stockholder Agreement grants Popular the right to request up to four registrations under the Securities Act on Form S-1 (or any successor form) or similar long-form registration statement (each, a “Long-Form Registration”) of all or any portion of the shares of our common stock beneficially owned by the requesting holder if the shares to be sold in any such registration (including piggyback shares and before deduction of any underwriting discounts) are reasonably expected to exceed $75.0 million, subject to cutbacks. Popular may request that any such Long-Form Registration be an underwritten offering, and no registration shall count as one of Popular’s four permitted Long-Form Registrations, unless such registration (i) has become effective and (ii) includes at least 75% of the shares of our common stock sought by Popular to be included in such Long-Form Registration.

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The Stockholder Agreement also grants Popular the right, at any time after we are eligible to file a registration statement on Form S-3, to request an unlimited number of registrations under the Securities Act on Form S-3 (or any successor form) or any similar short-form registration statement (each, a “Short-Form Registration”) of all or any portion of the shares of our common stock beneficially owned by Popular, if the shares to be sold in any such Short-Form Registration (including piggyback shares and before deduction of any underwriting discounts) are reasonably expected to exceed $50.0 million, subject to cutbacks. Popular may request that any such Short-Form Registration be an underwritten offering.
Pursuant to the Stockholder Agreement, we are required to use commercially reasonable efforts to file, no later than 45 days following any written request from Popular, a registration statement on Form S-3 (or any successor form) or any similar short-form registration statement (the “Form S-3 Shelf”) for an offering to be made on a delayed or continuous basis covering the resale of shares of our common stock. Following the effectiveness of the Form S-3 Shelf, Popular may request unlimited shelf-takedowns if the total offering price of the shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed $25.0 million.
Whenever we propose to register any shares of our common stock, whether in a primary or secondary offering, each holder of shares of our common stock party to the Stockholder Agreement (including, for the avoidance of doubt, Popular) has the right to request that shares beneficially owned by such holder be included in such registration, subject to cutbacks. Under the Stockholder Agreement, we have agreed to pay the fees and expenses associated with such registrations (excluding discounts and commissions and other selling expenses payable by the selling holders). The Stockholder Agreement contains customary provisions with respect to registration proceedings, underwritten offerings, and indemnity and contribution rights.
Transfer Restrictions
Subject to certain exceptions set forth in the Stockholder Agreement, without the prior written consent of Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding common stock, none of the parties to the Stockholder Agreement may sell shares of our common stock representing 20% or more of the total number of outstanding shares of our common stock at the time of such sale directly to certain transferees previously identified by Popular to the other parties to the Stockholder Agreement.
Additional Restrictions
The Stockholder Agreement contains a covenant restricting us and our subsidiaries from engaging in any business (including commencing operations in any country in which they do not currently operate), subject to certain exceptions, if such activity would reasonably require Popular or an affiliate of Popular to seek regulatory approval from, or provide notice to, any bank regulatory authority. This covenant will apply to the extent that the activities and investments of us and our subsidiaries are subject to restrictions under the Bank Holding Company Act of 1956, as amended, because of Popular’s and/or its affiliates’ ownership of our common stock.
The Stockholder Agreement also provides that the adoption of any stockholder rights plan, rights agreement or other form of “poison pill” which is designed to or has the effect of making an acquisition of large holdings of the common stock more difficult or expensive must be approved by a majority of our Board and approved by at least one director nominated by Popular (or certain of its transferees) in each case for so long as Popular (or certain of its transferees) owns, together with its affiliates, 5% or more of our outstanding common stock.
Certain Provisions Particular to Management Holders
We have the right to purchase all of our common stock (and options and warrants exercisable for our common stock) beneficially owned by any of our stockholders who is employed by or who serves as a consultant or director for us or any of our subsidiaries upon such stockholder (1) ceasing to be employed by us or any of our subsidiaries for any reason or (2) experiencing a bankruptcy event. Subject to tolling under certain circumstances set forth in the Stockholder Agreement, we must exercise this repurchase right within twelve months following the date on which such stockholder ceases to provide services to us or our subsidiaries. We may designate this repurchase right to Popular or any complete rights transferee. The Stockholder Agreement also provides that each such stockholder party to such agreement is subject to certain non-solicitation and non-competition restrictions which remain in effect until the stockholder ceases to be employed by us or any of our subsidiaries.
Under the Stockholder Agreement, the restrictions described in the paragraph above do not apply to Popular or any of its affiliates.

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Assignment of Rights
Subject to certain limitations set forth in the Stockholder Agreement, Popular may assign the stockholders meeting quorum, 10% board right, 5% board right and up to two long-form demand registration rights to any person to whom Popular transfers 20% of more of the shares of our common stock held by Popular as of the date of the Stockholder Agreement. Such transferee can in turn assign such rights to any person to whom it transfers 100% of the shares of common stock acquired by it in connection with the assignment pursuant to which it became a partial rights transferee. Such transferees are also entitled to certain other rights set forth in the Stockholder Agreement (including the registration rights, information rights and inspection rights described above) upon becoming a party thereto.

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STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information regarding the beneficial ownership of our common stock as of the Record Date, by:

•	Each person or group who beneficially owns more than 5% of our common stock

•	Each of our directors and nominees, each of our NEOs, and all of our current executive officers and directors as a group
Except as otherwise indicated by footnote, (i) the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them; (ii) applicable percentage of beneficial ownership is based on 72,267,166 shares of common stock outstanding on the Record Date; and (iii) the address of each beneficial owner listed in the following table is c/o Evertec, Inc., Road 176, Km. 1.3, San Juan, Puerto Rico 00926.

Security Ownership of Certain Beneficial Owners(1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(*)	Percent of Class
Popular, Inc.(2) 209 Muñoz Rivera Ave. Popular Center Building Hato Rey, PR 00918	11,654,803	16.1%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	8,897,120	12.3%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	6,568,484	9.1%
FMR LLC(5) 245 Summer Street Boston, Massachusetts 02210	4,023,085	5.6%

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act.

(2)
Based on information reported on Schedule 13G filed by Popular, Inc. on February 13, 2014. Popular, Inc. reports that it has sole voting power and sole dispositive power with respect to all shares reported.

(3)
Based solely on Schedule 13G/A filed by BlackRock, Inc. on February 13, 2019 reporting beneficial ownership as of December 31, 2018. BlackRock Inc. reports that it has sole voting power with respect to 8,673,529 shares and sole dispositive power with respect to 8,897,120 shares.

(4)
Based solely on Schedule 13G/A filed by The Vanguard Group on February 11, 2019, reporting beneficial ownership as of December 31, 2018. The Vanguard Group reports that it has sole voting power with respect to 109,304 shares, shared voting power with respect to 9,657, sole dispositive power with respect to 114,833 shares, and shared dispositive power with respect to 118,947 shares.

(5)
Based solely on Schedule 13G/A filed by FMR LLC on February 13, 2019 reporting beneficial ownership as of December 31, 2018. FMR LLC reports that is has sole power to vote or to direct the vote with respect to 531,217 shares and sole power to dispose or to direct the disposition of 4,023,085 shares.

58   Evertec, Inc. - 2019 Proxy Statement

Security Ownership of Directors and Executive Officers(1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(*)(2)	Percent of Class
Frank G. D’Angelo	32,798	*
Olga Botero	17,902	*
Jorge A. Junquera	17,490	*
Teresita Loubriel	18,879	*
Néstor O. Rivera	—	*
Alan H. Schumacher	21,491	*
Brian J. Smith	24,793	*
Thomas W. Swidarski	17,969	*
Iván Pagán	—	*
Aldo J. Polak	—	*
Morgan M. Schuessler, Jr.	31,840	*
Peter J.S. Smith	—	*
Joaquín A. Castrillo	10,108	*
Luis A. Rodríguez	26,480	*
Philip E. Steurer	52,940	*
Miguel Vizcarrondo	110,732	*
Directors, NEOs, Executive Officers and the Corporate Comptroller of the Company as a Group (18 persons)	453,414	*

*	Indicates ownership of less than 1% of the outstanding shares of common stock as of the Record Date.

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act.

(2)	Amount of shares may consist solely of RSUs and/or RS.

Evertec, Inc. - 2019 Proxy Statement     59

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

General
The enclosed Proxy Statement, which was first mailed to stockholders on or about April 9, 2019, is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Evertec, Inc., a Commonwealth of Puerto Rico corporation, for use at the Company’s 2019 Annual Meeting of Stockholders to be held on May 23, 2019 (the “Annual Meeting”), and any adjournments or postponements thereof. The Annual Meeting will be held at 9:00 a.m. Atlantic Standard Time, at the La Concha Resort—Del Mar Room,1077 Ashford Avenue, San Juan, Puerto Rico 00907, located at 1055 Ashford Avenue, San Juan, Puerto Rico 00907.

Record Date and Shares Outstanding
The close of business on March 28, 2019 has been fixed as the Record Date for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 72,267,166 shares of our common stock, $0.01 par value per share.

Quorum
In order for the Company to conduct the Annual Meeting, the holders of a majority of the outstanding shares of common stock eligible to vote at the meeting must be represented in person or by proxy at the Annual Meeting. This is referred to as a quorum. Votes cast in person or by proxy at the Annual Meeting will be received and tabulated by a representative of The Carideo Group, the Inspector of Elections appointed for the Annual Meeting. The Inspector of Elections will determine whether or not a quorum is present. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. A “broker non-vote” occurs when a brokerage firm returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares. For further discussion of broker non-votes, see “—Required Votes / Effect of Abstentions and Broker Non-Votes.”

Voting of Proxies
If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. Shares of common stock represented by properly executed proxies, duly returned and not revoked, will be voted in accordance with the instructions contained therein. Except as discussed below with regard to shares held in “street name” by a bank or broker, if no instruction is indicated on the proxy, the shares of common stock represented thereby will be voted as follows:

1.	FOR the Election of Directors (Proposal 1);

2.	FOR Advisory Vote on Executive Compensation (Proposal 2); and

3.	FOR the Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (Proposal 3).

4.	At the discretion of the person or persons voting the proxy, with respect to any other matter that may be properly brought before the Annual Meeting.
The execution of a proxy will in no way affect a stockholder’s right to attend the Annual Meeting and vote in person.

Voting of Shares
Each share of common stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting. All shares entitled to vote and represented in person or by valid proxies received through the Internet, by telephone or mail will be voted at the Annual Meeting in accordance with the instructions indicated in those proxies.

60   Evertec, Inc. - 2019 Proxy Statement

Required Votes / Effect of Abstentions and Broker Non-Votes
The vote required for approval of each matter to be voted on is as set forth in the table below. Under certain circumstances, as shown in the table below, banks, brokers or other nominees are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank, broker or other nominee (this is known as a “broker non-vote”). In these cases, and in cases where the stockholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present but will not be included as votes cast with respect to those matters. Whether a bank, broker or other nominee has authority to vote its shares on uninstructed matters is determined by the NYSE rules. The following table sets forth the effect of abstentions and broker non-votes on each proposal to be voted on:

Proposal	Vote Required	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Directors	Plurality of votes cast	FOR or WITHHOLD for any or all nominees	No effect	No	No effect
Advisory Vote on Executive Compensation Matters (Say on Pay)	Majority of shares present in person or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	No	No effect
Ratification of Appointment of Independent Registered Accounting Firm	Majority of shares present in person or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	Yes	Not applicable

How You Can Vote

Vote in Person
If you hold shares in your own name, you may vote by proxy or in person at the Annual Meeting. If you wish to vote your shares in person at our Annual Meeting, you may either bring your proxy card or notice of Internet availability of proxy materials (the “Notice of Internet Availability”) to the meeting or request a ballot at the meeting. If your shares of common stock are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares evidencing that you were a holder of shares as of the Record Date and present that proxy and proof of identification at the Annual Meeting.
To vote by proxy, you may select one of the following options:

Vote by Internet
You can vote your shares on the Internet until 11:59 p.m. (ET) on May 22, 2019. We have made this Proxy Statement and other proxy materials available to our stockholders through the Internet. The website for Internet voting (www.proxyvote.com) is shown on your proxy card or Notice of Internet Availability, as applicable. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card if you received one. You can also vote your shares on the Internet by scanning the QR code shown on your proxy card or Notice of Internet Availability, as applicable, with your mobile device.

Vote by Telephone
You can vote your shares by telephone until 11:59 p.m. (ET) on May 22, 2019, by calling the toll-free telephone number (at no cost to you) shown on your proxy card or Notice of Internet Availability, as applicable. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are

Evertec, Inc. - 2019 Proxy Statement     61

designed to authenticate the stockholders by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card if you received one.

Vote by Mail
If you received your proxy materials by mail, simply mark your proxy card, date and sign it, and return it using the postage-paid envelope provided or return it to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your votes to be included in the final tallies, your proxy card must be received by the date and time of the Annual Meeting.

Revocation of Proxies
If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. If you hold shares of common stock in your own name and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (1) signing another proxy card with a later date or a notice of revocation and returning it to us prior to the Annual Meeting (please deliver to the Corporate Secretary of the Company, located at Road 176, Km. 1.3, San Juan, Puerto Rico 00926); (2) voting again by telephone or on the Internet before 11:59 p.m. (ET) on May 22, 2019; or (3) attending the Annual Meeting in person and casting a ballot. If a bank, broker or other nominee holds your shares of common stock, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Voting Results
The preliminary voting results will be announced at the Annual Meeting and published within four business days after they are known in a Current Report on Form 8-K filed with the SEC.

Solicitation
The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the Annual Report, and any additional solicitation materials furnished to the stockholders. Nevertheless, stockholders voting by Internet, telephone or mail should be aware that there may be costs associated with electronic access, such as usage charges from Internet or telephone service providers, for which they may be responsible. The original solicitation of proxies may be supplemented by a solicitation by mail, in person, by telephone, or by other electronic means by a proxy solicitor contracted by the Company, whose fees will be paid for by the Company, and directors, officers or employees of the Company, who will not receive any additional compensation for such services.

Householding of Proxy Materials
The Company and some brokers household proxy materials, delivering a single Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests in writing should be directed to our Corporate Secretary and sent to the following address: Evertec, Inc., Road 176, Km. 1.3, San Juan, Puerto Rico 00926. Requests may also be made by calling the Corporate Secretary at (787) 759-9999 ext. 4806.

62   Evertec, Inc. - 2019 Proxy Statement

OTHER MATTERS

Stockholder Proposals for the 2020 Annual Meeting of Stockholders
Stockholders may present a proposal for inclusion in our proxy statement for consideration at the Company’s 2020 annual meeting of stockholders by submitting their proposal in a timely manner and in compliance with applicable SEC rules. For a proposal to be eligible, stockholders must ensure that the proposal is received by the Corporate Secretary of the Company at Evertec, Inc., Road 176, Km. 1.3, San Juan, Puerto Rico, 00926:

•	not later than December 11, 2019, if the proposal is to be considered for inclusion in the Company’s 2020 Proxy Statement; or

•	on or after January 24, 2020, but no later than February 21, 2020, for any nominations or any other business to be properly brought before the meeting.

Other Business

Management knows of no business to be brought before the Annual Meeting other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.
By Order of the Board of Directors,

Frank G. D’Angelo Chairman of the Board of Directors	Morgan M. Schuessler, Jr. President and Chief Executive Officer
NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

Evertec, Inc. - 2019 Proxy Statement     63

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 22, 2019 for shares held directly and by 11:59 P.M. Eastern Time on May 20, 2019 for shares held in the company's incentive plan in Solium. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 22, 2019 for shares held directly and by 11:59 P.M. Eastern Time on May 20, 2019 for shares held in the company's incentive plan in Solium. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E70801-P21986

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVERTEC, INC.

The Board of Directors recommends you vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors	For	Withhold
1a. Frank G. D'Angelo	☐	☐
1b. Morgan M. Schuessler, Jr.	☐	☐
1c. Olga Botero	☐	☐
1d. Jorge A. Junquera	☐	☐
1e. Iván Pagán	☐	☐
1f. Aldo J. Polak	☐	☐
1g. Alan H. Schumacher	☐	☐
1h. Brian J. Smith	☐	☐
1i. Thomas W. Swidarski	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Please see reverse side for proxy authority regarding uninstructed matters, and such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E70802-P21986

EVERTEC, INC.
2019 Annual Meeting of Stockholders
May 23, 2019, 9:00 AM (AST)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Morgan M. Schuessler, Jr. and Joaquín A. Castrillo, or either of them, as proxies, each with the full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EVERTEC, INC. that the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders to be held at 9:00 AM, Atlantic Standard Time, on Thursday, May 23, 2019, at the La Concha Resort, Del Mar Room, 1077 Ashford Avenue, San Juan, Puerto Rico 00907, and any adjournment or postponement thereof.

The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2019 Annual Meeting of Stockholders, the Proxy Statement in connection with such meeting and the Annual Report is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side